Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-288574

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities described herein and are not soliciting an offer to buy such securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 9 , 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated July 9, 2025)

$

Viper Energy Partners LLC

$     % Senior Notes due

$     % Senior Notes due

guaranteed by

Viper Energy, Inc.

and

following the consummation of the pending Sitio Acquisition (as defined herein), by both Viper Energy, Inc. and New Cobra Pubco, Inc.

Viper Energy Partners LLC, a Delaware limited liability company (the “Issuer”) is offering $     aggregate principal amount of its  % senior notes due      (the “    notes”) and $     aggregate principal amount of its  % senior notes due      (the “    notes,” and together with the     notes, each, a “series of notes,” and individually, as to either series of notes, and collectively, as applicable, the “notes”).

The     notes will bear interest at a rate of  % per year and will mature on     . The     notes will bear interest at a rate of  % per year and will mature on     . Interest on each series of notes will accrue from     , 2025, and will be payable in cash semi-annually on      and      of each year, beginning     , 2026. Each series of notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

At its option, the Issuer may redeem all or a part of the notes of either or both series of notes at any time at the redemption prices described under “Description of Notes—Optional Redemption.”

On the issue date, each series of notes will be fully and unconditionally guaranteed by Viper Energy, Inc., a Delaware corporation (“Viper Energy”) and, following the consummation of the pending acquisition of Sitio Royalties Corp. (“Sitio” and such acquisition, the “Sitio Acquisition”), as discussed in further detail below in the section entitled “Summary—Recent Developments—Recently Completed and Pending Acquisitions,” each series of notes will be fully and unconditionally guaranteed by both Viper Energy and New Cobra Pubco, Inc. (“New Viper” and together with Viper Energy, the “guarantors” and each a “guarantor”). Each guarantor’s guarantee of each series of notes is referred to as a “guarantee.” In the future, the guarantees may be released or terminated under certain circumstances. See “Description of Notes—Guarantees.”

The notes and the guarantees will be the Issuer’s and each guarantor’s respective senior unsecured obligations and will rank equally in right of payment with all of the Issuer’s and each guarantor’s respective existing and future senior indebtedness, including all of the Issuer’s and each guarantor’s obligations under the Revolving Credit Facility and (if funded) the New Term Loan Facility (each as defined herein), and senior in right of payment to any of the Issuer’s and each guarantor’s future indebtedness that is expressly subordinated in right of payment to the notes and the guarantees, respectively.

The notes and the guarantees will be effectively subordinated to any of the Issuer’s and each guarantor’s existing and future secured indebtedness, if any, to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each of the Issuer’s and each guarantor’s respective subsidiaries that is not an obligor on the notes.

Investing in the notes involves risks. You should read this prospectus supplement and the accompanying prospectus carefully before you invest in the notes. See “Risk Factors” on page S-9 for a discussion of certain risks that you should consider in connection with an investment in the notes.

	Public offering price(1)		Underwriting discount(2)		Proceeds, before expenses, to the Issuer
Per note		%		%		%
Per note		%		%		%
Totals	$		$		$

(1)	Plus accrued interest, if any, from , 2025.
(2)	Refer to the section entitled “Underwriting” for additional information regarding underwriting compensation.

The notes will be a new issue of securities with no established trading market. The Issuer does not intend to apply for the listing of the notes on any securities exchange.

It is expected that delivery of the notes will be made against payment therefor on or about     , 2025, which will be the      business day following the date of pricing of the notes (such settlement cycle being referred to as “T+    ”). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the business day before the settlement date will be required to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day before the date of delivery should consult their own advisors. It is expected that delivery of the notes will be made in book entry form, through The Depository Trust Company, or “DTC,” for the account of its participants, including Clearstream Banking, société anonyme and Euroclear Bank SA/NV.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	Barclays	BofA Securities	Wells Fargo Securities

The date of this prospectus supplement is    , 2025.

Prospectus Supplement

Prospectus

S-i

In making your investment decision, you should rely only on the information included or incorporated by reference into this prospectus supplement or to which this prospectus supplement refers or that is contained in any free writing prospectus relating to the notes. Neither we nor the underwriters have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer of these notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes the Issuer is offering, the guarantees the guarantors are offering and certain other matters. The second part, the accompanying prospectus dated July 9, 2025, provides more general information about the debt securities that the Issuer and the guarantors may offer from time to time, some of which information may not apply to the notes and the guarantees offered hereby. Generally when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus combined. We urge you to read carefully this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying any of the notes being offered under this prospectus supplement.

This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make or other information in this prospectus supplement is inconsistent with statements made or other information in the accompanying prospectus or any documents incorporated by reference therein, the statements made or other information in this prospectus supplement will be deemed to modify or supersede those made or contained in the accompanying prospectus and such documents incorporated by reference therein.

Before you invest in the notes, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Information Incorporated by Reference” in this prospectus supplement.

In this prospectus supplement, unless otherwise indicated or the context otherwise requires:

•	the “Issuer” refers to Viper Energy Partners LLC, the Company’s operating subsidiary and a Delaware limited liability company;

•	“Viper Energy” refers to Viper Energy, Inc., a Delaware corporation;

•	“New Viper” refers to New Cobra Pubco, Inc., a Delaware corporation (which is expected to be renamed as “Viper Energy, Inc.” following the closing of the pending Sitio Acquisition);

•

“the Company,” “we,” “our,” “us” or like terms refer to Viper Energy individually and collectively with the Issuer and Viper Energy’s and the Issuer’s subsidiaries and, following the completion of the pending Sitio Acquisition, will refer to New Viper individually and collectively with the Issuer and New Viper’s and the Issuer’s subsidiaries, in each case, as the context requires;

•

“Diamondback” refers individually to Diamondback Energy, Inc. and collectively to Diamondback Energy, Inc. and its subsidiaries other than the Company, New Viper and the Issuer and their respective subsidiaries, in each case, as the context requires;

•	“Diamondback E&P” refers to Diamondback E&P LLC, a wholly owned subsidiary of Diamondback;

•	“Sitio” refers to Sitio Royalties Corp., a Delaware corporation;

•

“Sitio Acquisition” refers to the pending acquisition of Sitio, as discussed in further detail below in the section entitled “Summary—Recent Developments—Recently Completed and Pending Acquisitions”; and

•	“underwriters” refer to the firms listed on the cover page of this prospectus supplement.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including documents incorporated by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding our: future performance; business strategy; future operations; estimates and projections of operating income, losses, costs and expenses, returns, cash flow, and financial position; production levels on properties in which we have mineral and royalty interests, developmental activity by other operators; reserve estimates and our ability to replace or increase reserves; anticipated benefits of the pending Sitio Acquisition or of other strategic transactions (including other acquisitions or divestitures); and plans and objectives of management (including Diamondback’s plans for developing our acreage, our cash dividend policy and repurchases of shares of our Class A common stock and/or senior notes) are forward-looking statements. When used in this prospectus supplement, including documents incorporated by reference, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions (including the negative of such terms) as they relate to us are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although we believe that the expectations and assumptions reflected in our forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, forward-looking statements are not guarantees of our future performance. In particular, the factors discussed in this prospectus supplement under the heading “Risk Factors” and detailed in Viper Energy’s Annual Report on Form 10-K for the year ended December 31, 2024, as may be supplemented in our subsequent periodic and current reports filed with the SEC, could affect our actual results and cause our actual results to differ materially from expectations, estimates or assumptions expressed, forecasted or implied in such forward-looking statements. Factors that could cause our outcomes to differ materially include (but are not limited to) the following:

•	changes in supply and demand levels for oil, natural gas, and natural gas liquids and the resulting impact on the price for those commodities;

•	the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions;

•	actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic or diplomatic developments;

•	changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates, inflation rates or instability in the financial sector;

•

regional supply and demand factors, including delays, curtailment delays or interruptions of production on our mineral and royalty acreage, or governmental orders, rules or regulations that impose production limits on such acreage;

•	federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations;

•	physical and transition risks relating to climate change;

•

restrictions on the use of water, including limits on the use of produced water by our operators and new requirements for new Class II produced water well permits recently imposed by the Texas Railroad Commission in an effort to enhance the integrity of the underground disposal of produced water in the Permian Basin;

•	significant declines in prices for oil, natural gas or natural gas liquids, which could require recognition of significant impairment charges;

•	changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers, and any resulting trade tensions;

S-iv

•

conditions in the capital, financial and credit markets, including the availability and pricing of capital for drilling and development by our operators and environmental and social responsibility projects undertaken by Diamondback and our other operators;

•	changes in availability or cost of rigs, equipment, raw materials, supplies and oilfield services impacting our operators;

•

changes in safety, health, environmental, tax, and other regulations or requirements impacting us or our operators (including those addressing air emissions, water management or the impact of global climate change);

•

security threats, including cybersecurity threats and disruptions to our business and operations from breaches of Diamondback’s information technology systems, or from breaches of information technology systems of our operators or third parties with whom we transact business;

•	lack of, or disruption in, access to adequate and reliable transportation, processing, storage and other facilities impacting our operators;

•	severe weather conditions and natural disasters;

•	acts of war or terrorist acts and the governmental or military response thereto;

•	changes in the financial strength of counterparties to the credit facilities and hedging contracts of the Issuer;

•	changes in our credit rating;

•	risks associated with the pending Sitio Acquisition, including failure to consummate the Sitio Acquisition or realize the anticipated benefits from the Sitio Acquisition;

•	risks associated with our recently completed acquisitions discussed in this prospectus or our filings with the SEC incorporated by reference herein; and

•

the other risk factors discussed in this prospectus supplement under the heading “Risk Factors” and in Viper Energy’s most recent Annual Report on Form 10-K incorporated herein by reference, as well as other risks and uncertainties that may be identified in our subsequent filings with the SEC.

The foregoing list of factors should not be construed as exhaustive. In light of these factors, the events anticipated by our forward-looking statements contained herein, or incorporated by reference, may not occur at the time anticipated or at all. Moreover, new risks emerge from time to time. We cannot predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements we may make. Accordingly, you should not place undue reliance on any forward-looking statements made or incorporated by reference in this prospectus. All forward-looking statements speak only as of the date of this prospectus supplement or, if earlier, as of the date they were made. We do not intend to, and disclaim any obligation to, update or revise any forward-looking statements, unless required by applicable law.

S-v

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. It does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of our business and this offering. Please read the section entitled “Risk Factors” of this prospectus supplement and additional information contained in Viper Energy’s Annual Report on Form 10-K for the year ended December 31, 2024 and other filings we make with the SEC, which information is incorporated by reference into this prospectus supplement, for financial and other important information you should consider before investing in the notes.

Our Business

Viper Energy is a publicly traded Delaware corporation focused on owning and acquiring mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin. Viper Energy operates in one reportable segment. Viper Energy owns substantially all of its assets and conducts substantially all of its operations through the Issuer. On November 13, 2023, Viper Energy converted its legal status from a Delaware limited partnership into a Delaware corporation. As of the date of this prospectus supplement, New Viper, is a wholly owned subsidiary of Viper Energy and was formed on June 2, 2025, for the purpose of engaging in the pending Sitio Acquisition.

Viper Energy’s Class A common stock is listed on The Nasdaq Global Select Market under the symbol “VNOM.” Upon completion of the pending Sitio Acquisition, as discussed in further detail below in the section entitled “—Recent Developments—Recently Completed and Pending Acquisitions,” Viper Energy will be renamed and will become a direct wholly owned subsidiary of New Viper, which will be renamed “Viper Energy, Inc.,” and former Viper Energy stockholders and former Sitio stockholders will own stock in New Viper, which is expected to be listed for trading on the Nasdaq Stock Market.

Our principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, Texas 79701 and our telephone number at that address is (432) 221-7400. Our website address is www.viperenergy.com. Information contained on our website does not constitute part of this prospectus supplement.

Recent Developments

Recently Completed and Pending Acquisitions

Drop Down Transaction

On January 30, 2025, Viper Energy and the Issuer, as buyer parties, entered into a definitive equity purchase agreement (the “Drop Down Purchase Agreement”) with Endeavor Energy Resources, L.P. (“Seller” or “Endeavor”) and 1979 Royalties, LP and 1979 Royalties GP, LLC (together, the “Endeavor Subsidiaries”), as seller parties, each of which is a subsidiary of Viper Energy’s parent, Diamondback. The Drop Down Purchase Agreement provided for the acquisition by the Issuer of all of the issued and outstanding equity interests of the Endeavor Subsidiaries under the terms and conditions of such agreement (the “Drop Down”).

On May 1, 2025, Viper Energy and the Issuer completed the Drop Down for total consideration consisting of (i) $1.0 billion in cash and (ii) the issuance to Seller of 69,626,640 units representing limited liability company interests in the Issuer (“OpCo Units”) and an equivalent number of shares of Viper Energy’s Class B common stock, subject to transaction costs and certain customary post-closing adjustments. The OpCo Units and shares of Viper Energy Class B common stock issued at the closing of the Drop Down are exchangeable from time to time for Viper Energy’s Class A common stock (that is, one OpCo Unit and one share of Viper Energy Class B common stock, together, are exchangeable for one share of Viper Energy Class A common stock). The mineral and royalty interests acquired by the Issuer in the Drop Down represent approximately 22,847 net royalty acres in the Permian Basin, approximately 69% of which are currently operated by Diamondback. Viper Energy funded the cash consideration for the Drop Down with proceeds from its underwritten public offering of shares of Viper Energy Class A common stock completed on February 3, 2025 and borrowings under the Issuer’s Revolving Credit Facility.

Pending Sitio Acquisition

On June 2, 2025, Viper Energy and the Issuer entered into an Agreement and Plan of Merger (the “Sitio Merger Agreement”) with Sitio, Sitio Royalties Operating Partnership, LP, a Delaware limited partnership and a subsidiary of Sitio (“Sitio Opco”), New Viper, Cobra Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of New Viper (“Viper Merger Sub”), and Scorpion Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of New Viper (“Sitio Merger Sub”).

Pursuant to the terms of the Sitio Merger Agreement, New Viper will acquire Sitio in an all-equity transaction through: (i) the merger of Sitio Merger Sub with and into Sitio, with Sitio continuing as the surviving corporation and a wholly owned subsidiary of New Viper (the “Sitio Pubco Merger”), (ii) the merger (the “Viper Pubco Merger” and, together with the Sitio Pubco Merger, the “Pubco Mergers”) of Viper Merger Sub with and into Viper Energy, with Viper Energy continuing as the surviving corporation and a wholly owned subsidiary of New Viper, and (iii) the merger of Sitio Opco with and into the Issuer, with the Issuer continuing as the surviving entity (the “Opco Merger” and, together with the Pubco Mergers, the “Mergers”), in each case on the terms set forth in the Sitio Merger Agreement.

On the terms and subject to the conditions set forth in the Sitio Merger Agreement:

•

at the effective time of the Sitio Pubco Merger (the “Sitio Pubco Merger Effective Time”), (A) each share of Sitio’s Class A common stock issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time will be cancelled and automatically converted into the right to receive 0.4855 fully paid and nonassessable shares of New Viper’s Class A common stock, and (B) each share of Sitio’s Class C common stock issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time will be automatically cancelled and cease to exist;

•

at the effective time of the Viper Pubco Merger (the “Viper Pubco Merger Effective Time”), (A) each share of Viper Energy’s Class A common stock issued and outstanding immediately prior to the Viper Pubco Merger Effective Time will be cancelled and automatically converted into one share of New Viper’s Class A common stock and (B) each share of Viper Energy’s Class B common stock issued and outstanding immediately prior to the Viper Pubco Merger Effective Time will be automatically cancelled and converted into one share of New Viper’s Class B common stock; and

•

following the Pubco Mergers, at the effective time of the Opco Merger (the “Opco Merger Effective Time”), (A) all common units representing limited partnership interests in Sitio Opco (“Sitio Opco Units”) held by Viper Energy, Sitio, New Viper, or any of their wholly owned subsidiaries immediately prior to the Opco Merger Effective Time shall automatically convert into 0.4855 common units representing limited liability company membership interests in the Issuer (the “Viper Opco Units”), and (B) each other Sitio Opco Unit issued and outstanding immediately prior to the Opco Merger Effective Time will be converted into the right to receive (i) 0.4855 Viper Opco Units and (ii) 0.4855 shares of New Viper’s Class B common stock.

As a result of the Mergers and as of the closing of the Mergers, Viper Energy stockholders immediately prior to the Viper Pubco Merger Effective Time will own approximately 80% of the outstanding shares of New

Viper’s common stock, and Sitio stockholders immediately prior to the Sitio Pubco Merger Effective Time will own approximately 20% of the outstanding shares of New Viper’s common stock. Following the closing of the pending Sitio Acquisition, New Viper will operate under the name “Viper Energy, Inc.” and have the same board of directors and executive officers as Viper Energy did prior to the Viper Pubco Merger.

The completion of the Mergers is subject to certain customary mutual conditions, including (i) the receipt of the required approvals from the stockholders of each of Sitio and Viper Energy, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) (iii) the absence of any governmental order or law that makes consummation of the Mergers illegal or otherwise prohibited, (iv) New Viper’s registration statement on Form S-4 having been declared effective by the SEC under the Securities Act and (v) the shares of New Viper’s Class A common stock issuable in connection with the Mergers having been authorized for listing on the Nasdaq Stock Exchange LLC, subject to official notice of issuance. The obligation of each party to consummate the Mergers is further conditioned upon certain of the parties’ representations and warranties being true and correct (subject to certain materiality exceptions), the absence of a material adverse effect on each party, the parties having performed in all material respects their respective obligations under the Sitio Merger Agreement, and the receipt by each party of certain tax opinions.

On June 2, 2025, following the execution of the Sitio Merger Agreement, Diamondback, Diamondback E&P and Endeavor, who together hold a majority of the voting power of Viper Energy’s common stock, delivered a written consent approving the Sitio Merger Agreement and the transactions contemplated thereby, which constitutes the requisite approval of the Viper Energy stockholders under the Sitio Merger Agreement.

A copy of the Sitio Merger Agreement is filed as an exhibit to our Current Report on Form 8-K filed on June 4, 2025, which filing is incorporated herein by reference. The foregoing description of the pending Sitio Acquisition and the Sitio Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sitio Merger Agreement. For more information regarding the pending Sitio Acquisition, see the Current Report referenced above and any subsequently filed documents which are incorporated herein by reference. Following the closing of the pending Sitio Acquisition, Diamondback (and its wholly owned subsidiaries) are expected to own approximately 41% of New Viper’s outstanding common stock.

New Debt

Revolving Credit Facility

On June 12, 2025, as previously disclosed on our Current Report on Form 8-K filed on such date, the Issuer, as borrower, Viper Energy, as guarantor, and the other guarantors party thereto entered into a Credit Agreement (as amended, modified or supplemented on or prior to the date of this prospectus supplement, the “Revolving Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. The Revolving Credit Agreement provides the Issuer with commitments for a senior unsecured revolving credit facility equal to $1,500,000,000 (the “Revolving Credit Facility”). The Revolving Credit Facility is guaranteed by Viper Energy and certain subsidiaries of the Issuer. Following the consummation of the pending Sitio Acquisition, New Viper will also guarantee the Revolving Credit Facility. The guarantees of the Revolving Credit Facility by the subsidiaries of the Issuer will be automatically released upon (a) such subsidiaries ceasing to guarantee any senior unsecured or subordinated notes issued by the Issuer or Viper Energy or (b) the outstanding balance of either Viper Energy’s 5.375% Senior Notes due 2027 or Viper Energy’s 7.375% Senior Notes due 2031 becoming less than $150,000,000. As described in the section entitled “Use of Proceeds,” Viper Energy and the Issuer intend to use the net proceeds from this offering for general corporate purposes including, without limitation, redeeming Viper Energy’s 5.375% senior notes due 2027 and 7.375% senior notes due 2031 and paying related fees, costs and expenses. Upon closing of the Sitio Acquisition, the balance of proceeds from this offering that are not applied to the redemption of Viper Energy’s 5.375% senior notes due 2027 and 7.375% senior notes due 2031 will be applied, together with borrowings under the New Term Loan Facility, the Revolving Credit Facility and/or cash on hand, to (i) redeem Sitio’s 7.875% senior notes due 2028, (ii) repay borrowings under Sitio’s revolving credit facility (the “Sitio Revolver”), and (iii) pay related fees, costs and expenses. Thus, the Issuer expects the subsidiary guarantees with respect to the Revolving Credit Facility to be released on the issue date of the notes. On the issue date, the Revolving Credit Facility, the New Term Loan Facility and the notes will be borrowed or issued, as applicable, by the Issuer and guaranteed by Viper Energy. On the issue date, there will be no other guarantors of the Revolving Credit Facility, the New Term Loan Facility or the notes. Following the consummation of the pending Sitio Acquisition, New Viper will become a guarantor of the Revolving Credit Facility, the New Term Loan Facility and the notes.

New Term Loan Facility

On June 23, 2025, the Issuer entered into an engagement letter with Goldman Sachs Bank USA (the “Lead Arranger”), pursuant to which the Lead Arranger agreed to use commercially reasonable efforts to form a syndicate of banks and financial institutions to provide commitments for a two-year senior unsecured delayed draw term loan facility in an aggregate principal amount of $500,000,000. As of the date hereof, such term loan facility has been subscribed and fully allocated among a group of lenders (the facility, on the terms allocated, (the “New Term Loan Facility”), although such lenders are not currently subject to a binding commitment letter. The Issuer expects to close the New Term Loan Facility on the issue date of the notes and expects to fund the New Term Loan Facility substantially concurrently with the closing of the Sitio Acquisition. On the issue date, the Revolving Credit Facility, the New Term Loan Facility and the notes will be borrowed or issued, as applicable, by the Issuer and guaranteed by Viper Energy. On the issue date, there will be no other guarantors of the Revolving Credit Facility, the New Term Loan Facility or the notes. Following the consummation of the pending Sitio Acquisition, New Viper will become a guarantor of the Revolving Credit Facility, the New Term Loan Facility and the notes.

The funding of the term loans under the New Term Loan Facility will be subject to the satisfaction of customary closing conditions. This offering is not conditioned on the closing or funding of the New Term Loan Facility.

The Offering

The following summary contains basic information about the notes, but may not contain all of the information that may be important to you. For a more complete understanding of the notes, please refer to the section entitled “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Viper Energy Partners LLC.

Securities Offered	$ aggregate principal amount of % Senior Notes due .

$ aggregate principal amount of % Senior Notes due .

Maturity Date	notes: , .

notes: , .

Interest Rate	notes: % per annum.

notes: % per annum.

Interest Payment Dates	Interest on each series of notes will accrue from , 2025, and will be payable in cash semi-annually on and of each year, beginning , 2026.

Optional Redemption	At its option, the Issuer may redeem all or a part of the notes of either or both series of notes at any time at the redemption prices set forth in this prospectus supplement. See “Description of Notes—Optional Redemption.”

Guarantors	On the issue date, each series of notes will be fully and unconditionally guaranteed by Viper Energy and, following the consummation of the pending Sitio Acquisition, as discussed in further detail below in the section entitled “Summary—Recent Developments—Recently Completed and Pending Acquisitions,” each series of notes will be fully and unconditionally guaranteed by both Viper Energy and New Viper. Each guarantor’s guarantee of each series of notes is referred to as a “guarantee.” In the future, the guarantees may be released or terminated under certain circumstances. See “Description of Notes—Guarantees.”

Ranking	The notes and the guarantees will be the Issuer’s and each guarantor’s respective senior unsecured obligations and will:

•

rank equally in right of payment with all of the Issuer’s and each guarantor’s respective existing and future senior indebtedness, including all of the Issuer’s and each guarantor’s obligations under the Revolving Credit Facility and (if funded) the New Term Loan Facility;

•	rank senior in right of payment to any of the Issuer’s and each guarantor’s future indebtedness that is expressly subordinated in right of payment to the notes and the guarantees, respectively;

•	be effectively subordinated to any of the Issuer’s and each guarantor’s existing and future secured indebtedness, if any, to the extent of the value of the collateral securing such indebtedness; and

•

be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each of the Issuer’s and each guarantor’s respective subsidiaries that is not an obligor on the notes.

As of March 31, 2025, after giving effect to this offering, the Drop-Down and the incurrence of the Revolving Credit Facility and assuming the incurrence of the New Term Loan Facility, in each case as described in this prospectus supplement, the Issuer and Viper Energy collectively would have had $ billion of total debt outstanding, none of which would have been secured.

Covenants	The Issuer will issue the notes under a base indenture and a supplemental indenture, with Computershare Trust Company, National Association, as trustee (the “Indenture”). The Indenture will, among other things, limit the ability of the Parent Guarantor (as defined below) and its restricted subsidiaries to incur liens securing funded debt, the Issuer’s ability to consolidate, merge or sell, convey, transfer or lease all or substantially all of its properties and assets and each guarantor’s ability to consolidate, merge or sell, convey, transfer or lease all or substantially all of its properties and assets with or to certain affiliates. “Parent Guarantor” as used in the covenants in the Indenture refers to (a) prior to the consummation of the pending Sitio Acquisition, Viper Energy, (b) on and after the consummation of the pending Sitio Acquisition and execution of a supplemental indenture providing for the unconditional guarantee of the notes by such entity in accordance with the terms of the Indenture, New Viper and (c) if the guarantee of any existing “Parent Guarantor” is released in accordance with the Indenture, at the Issuer’s option as set forth in an officer’s certificate delivered to the trustee, either (x) a successor guarantor in accordance with the terms of the Indenture or (y) the Issuer. See “Description of Notes” and “Description of Debt Securities” in the accompanying prospectus.

Absence of Public Market	The notes will be a new issue of securities with no established trading market. The Issuer does not intend to apply for the listing of the notes on any securities exchange. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. The underwriters have advised the Issuer that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice.

Use of Proceeds	Viper Energy and the Issuer estimate that the net proceeds from this offering will be approximately $ billion, after deducting the underwriters’ discounts and estimated offering expenses. Viper Energy and the Issuer intend to use these net proceeds for general corporate purposes, including, without limitation, redeeming Viper Energy’s 5.375% senior notes due 2027 and 7.375% senior notes due 2031 and paying related fees, costs and expenses. Upon closing of the Sitio Acquisition, the balance of proceeds from this offering that are not applied to the redemption of Viper Energy’s 5.375% senior notes due 2027 and 7.375% senior notes due 2031 will be applied, together with borrowings under the New Term Loan Facility, the Revolving Credit Facility and/or cash on hand, to (i) redeem Sitio’s 7.875% senior notes due 2028, (ii) repay borrowings under the Sitio Revolver, and (iii) pay related fees, costs and expenses. If the Sitio Acquisition does not close, the balance of proceeds (after giving effect to the redemption of Viper Energy’s 5.375% senior notes due 2027 and Viper Energy’s 7.375% senior notes due 2031) will be utilized for general corporate purposes. This offering is not contingent upon the closing of the pending Sitio Acquisition. See “Summary—Recent Developments—Recently Completed and Pending Acquisitions—Pending Sitio Acquisition,” “Use of Proceeds” and “Capitalization.”

Governing Law	State of New York.

Trustee, Paying Agent and Security Registrar	Computershare Trust Company, National Association.

Form, Delivery and Denomination	The notes will be represented by one or more global notes registered in the name of DTC or its nominee. Beneficial interests in the notes will be evidenced by, and transfers thereof will be effected only through, records maintained by participants in DTC. The notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Issuance of Additional Notes	The Issuer may issue an unlimited principal amount of additional notes of either or both series of notes having identical terms and conditions as the notes of the applicable series of notes, other than issue date, issue price, the first interest payment date and the date from which interest shall accrue, and any such additional notes will be part of the same series as the applicable series of notes that the Issuer is currently offering and will vote on all matters with the holders of such notes.

Risk Factors	In evaluating an investment in the notes, prospective investors should carefully consider, along with the other information contained or incorporated in this prospectus supplement, the specific factors set forth under “Risk Factors” of this prospectus supplement for risks involved with an investment in the notes.

Settlement	It is expected that delivery of the notes will be made against payment therefor on or about , 2025, which will be the

business day following the date of pricing of the notes (such settlement cycle being referred to as “T+     ”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. See “Underwriting.”

RISK FACTORS

An investment in the notes involves a high degree of risk. You should carefully consider the following risks, as well as the risks described in Viper Energy’s most recent Annual Report on Form 10-K and other filings we make with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus, and all of the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to invest in the notes. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. The risks described below and those incorporated by reference into this prospectus supplement and the accompanying prospectus are not the only ones facing us. Additional risks not presently known to us or which we currently consider immaterial also may adversely affect us.

Risks Relating to the Notes

We may not be able to generate enough cash flow to meet the debt obligations of the Issuer and the guarantors.

We expect our earnings and cash flow to vary significantly from year to year due to the nature of our industry. As a result, the amount of debt that the Issuer and the guarantors can manage in some periods may not be appropriate for them in other periods. Additionally, our future cash flow may be insufficient to meet the debt obligations of the Issuer and the guarantors (including under the notes and the guarantees) and our other commitments. Any insufficiency could negatively impact our business. A range of economic, competitive, business and industry factors and the commodity pricing environment will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to service the debt of the Issuer and the guarantors, including under the notes and the guarantees. If we do not generate enough cash flow from operations to satisfy the debt obligations of the Issuer and the guarantors, we may have to undertake alternative financing plans, such as:

•	refinancing or restructuring the debt of the Issuer and the guarantors;

•	selling assets;

•	reducing or delaying capital investments; or

•	raising additional capital.

However, we cannot assure you that we will be able to obtain alternative financing or that undertaking alternative financing plans, if necessary, would allow us to meet the debt obligations of the Issuer and the guarantors. Our inability to generate sufficient cash flow to satisfy such debt obligations or to obtain alternative financing could materially and adversely affect our business, financial condition, results of operations and prospects.

The Issuer, the guarantors and their respective subsidiaries may incur substantially more debt.

As of March 31, 2025, after giving effect to this offering, the Drop-Down and the incurrence of the Revolving Credit Facility and assuming the incurrence of the New Term Loan Facility, in each case as described in this prospectus supplement, the Issuer and Viper Energy collectively would have had approximately $     billion in total debt outstanding, none of which would have been secured. As of March 31, 2025, after giving effect to this offering, the Drop-Down and the incurrence of the Revolving Credit Facility and assuming the incurrence of the New Term Loan Facility, in each case as described in this prospectus supplement, the Issuer would have had approximately $500 million of term loans outstanding, $     million of borrowings outstanding under its Revolving Credit Facility and $     million available for future borrowings under its Revolving Credit Facility, each of which is included in the aforementioned $     billion in total debt outstanding and is guaranteed by Viper Energy.

The Issuer, the guarantors and their respective subsidiaries may be able to incur significant additional indebtedness in the future and the indenture governing the notes will not limit the amount of unsecured indebtedness that the Issuer, the guarantors or their subsidiaries may incur. Although the Revolving Credit Facility contains (and we expect the New Term Loan Facility (if funded) will contain) restrictions on the incurrence of additional indebtedness by non-guarantor subsidiaries, they do not restrict the Issuer or the guarantors from incurring additional debt, the restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. In addition, if the Issuer or the guarantors incur any additional indebtedness that ranks equally with the notes (or with the guarantees), the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of the Issuer or the guarantors. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent subsidiaries of the Issuer from incurring obligations that do not constitute indebtedness for borrowed money. Further, if new debt is incurred by the Issuer or guarantors, the related risks that they now face could intensify.

The notes and the guarantees will be structurally subordinated to indebtedness of the Issuer’s or guarantors’ subsidiaries that do not guarantee the notes.

The notes and the guarantees will be guaranteed by the guarantors but will not be guaranteed by any of the Issuer’s or the guarantors’ other subsidiaries, which are separate and distinct legal entities and have no obligation to pay amounts due on the notes. Holders of the notes will not have any claim as a creditor against any of such subsidiaries, and indebtedness and other liabilities, including trade payables, of such subsidiaries will be structurally senior to claims of holders of the notes against such subsidiaries. Additionally, under certain circumstances, a guarantor may be released as a guarantor under the Indenture, and upon such release, such guarantor will have no obligation to pay the amounts due under the notes.

As of March 31, 2025, after giving effect to this offering, the Drop-Down and the incurrence of the Revolving Credit Facility and assuming the incurrence of the New Term Loan Facility, in each case as described in this prospectus supplement, Viper Energy, Inc.’s subsidiaries that do not guarantee the notes had no outstanding short-term indebtedness and no outstanding long-term indebtedness.

A significant portion of the Issuer’s and the guarantors’ operations are conducted through their respective subsidiaries. As a result, their ability to service the debt of the Issuer and the guarantors (including the notes and the guarantees) is largely dependent on the earnings of their subsidiaries and the distribution of those earnings to the Issuer and the guarantors in the form of dividends, distributions, loans or advances and through repayment of loans or advances. Payments to the Issuer or the guarantors by their respective subsidiaries will be contingent upon the earnings of those subsidiaries and other business considerations and may be subject to statutory or contractual restrictions.

The notes and the guarantees will be unsecured and effectively subordinated to the claims of any existing and future secured creditors of the Issuer and/or the guarantors to the extent of the value of the collateral pledged to such creditors.

The notes and the guarantees will be the Issuer’s and the guarantors’ respective senior unsecured obligations. The notes and the guarantees will be effectively subordinated to any of the Issuer’s and each guarantor’s existing and future secured indebtedness, if any, to the extent of the value of the collateral securing such indebtedness. In the event of a bankruptcy, liquidation, reorganization or other winding up of the Issuer or a guarantor or upon a default in payment with respect to, or the acceleration of, any senior secured indebtedness of the Issuer or a guarantor, the assets of the Issuer or such guarantor that secure such senior secured indebtedness will be available to pay obligations on the notes and the guarantees only after all obligations under such senior secured indebtedness have been repaid in full from such assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding and the guarantees. As of March 31, 2025, after giving effect to this offering, the Drop-Down and the incurrence of the Revolving Credit Facility and assuming the incurrence of the New Term Loan Facility, in each case as described in this prospectus supplement, the Issuer and Viper Energy had no secured indebtedness outstanding.

Changes in the Issuer’s credit ratings or in the debt markets may adversely affect the market price of the notes.

The market price for the notes will depend on a number of factors, including:

•	the Issuer’s credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to the Issuer;

•	the market price of the Issuer’s common stock;

•	the Issuer’s financial condition, operating performance and future prospects; and

•	the overall condition of the financial markets and global and domestic economies.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes. In addition, credit rating agencies continually review their ratings for the companies that they follow, including the Issuer. The credit rating agencies also evaluate the industries in which the Issuer operates as a whole and may change their credit rating for the Issuer based on their overall view of such industries. A negative change in the Issuer’s rating could have an adverse effect on the price of the notes.

Viper Energy does not (and following the consummation of the pending Sitio Acquisition, New Viper is not expected to) have any significant operations or material assets other than its direct and indirect investments in the Issuer.

Viper Energy owns substantially all of its assets and conducts substantially all of its operations through the Issuer and, following the consummation of the pending Sitio Acquisition, New Viper is expected to own substantially all of its assets and conduct substantially all of its operations through the Issuer. Accordingly, if the Issuer fails to make a payment on any series of notes when due, there can be no assurance that the guarantors would have the necessary funds to pay that amount due pursuant to such guarantee.

Additionally, the guarantees will be effectively subordinated in right of payment to various obligations, as described above under “—The notes and the guarantees will be unsecured and effectively subordinated to the claims of any existing and future secured creditors of the Issuer and/or the guarantors to the extent of the value of the collateral pledged to such creditors.”

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

The notes will be a new issue of securities for which there currently are no established trading markets. The Issuer does not intend to apply for the listing of the notes on any securities exchange. While the underwriters of the notes have advised the Issuer that they intend to make a market in the notes, the underwriters will not be obligated to do so and may discontinue any market making activities at any time in their sole discretion and without notice. No assurance can be given:

•	that a trading market for the notes will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any notes you may own or the price at which you may be able to sell your notes.

If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Risks Related to the Pending Sitio Acquisition

Our ability to complete the pending Sitio Acquisition is subject to various closing conditions outside of our control, including approval by the stockholders and regulatory clearance, which may impose conditions that could adversely affect us or cause the pending Sitio Acquisition not to be completed.

The pending Sitio Acquisition is subject to a number of conditions to closing as specified in the Sitio Merger Agreement. These closing conditions include, among others: (i) the receipt of the required approvals from our and Sitio’s respective stockholders (which, in the case of our stockholders, was previously satisfied); (ii) the expiration or termination of the applicable waiting period under the HSR Act; (iii) the absence of any governmental order or law that makes consummation of the pending Sitio Acquisition illegal or otherwise prohibited; (iv) New Viper’s registration statement on Form S-4 having been declared effective by the SEC under the Securities Act; (v) the shares of New Viper’s Class A common stock issuable (A) to the holders of Sitio’s Class A common stock issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time (other than certain excluded shares pursuant to the Sitio Merger Agreement), (B) to the holders of Viper Energy’s Class A common stock and (C) upon the redemption of Viper Opco Units (together with a corresponding number of shares of New Viper’s Class B common stock) having been authorized for listing on the Nasdaq Stock Exchange LLC, subject to official notice of issuance; (vi) the accuracy of the representations and warranties of the other party to the extent required under the Sitio Merger Agreement; (vii) the compliance by the other party in all material respects with each of the covenants and agreements the other party is required to comply with or perform at or prior to the effective times of the Mergers contemplated by the pending Sitio Acquisition; (viii) since the date of the Sitio Merger Agreement, the absence of any event, circumstance, development, change, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to the other party; (ix) the issuance of a certificate signed by an executive officer of the other party confirming the conditions in clauses (vi) through (viii) have been satisfied; and (x) our receipt of an opinion from Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”) (or, if Wachtell Lipton is unable or unwilling to issue such an opinion, from another nationally recognized law firm reasonably acceptable to us) and the receipt by Sitio of an opinion from Vinson & Elkins L.L.P. (“Vinson & Elkins”) (or, if Vinson & Elkins is unable or unwilling to issue such an opinion, from another nationally recognized law firm reasonably acceptable to Sitio), to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, (i) the relevant Pubco Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and/or (ii) the transfers of Viper Energy’s common stock and Sitio’s Class A common stock to New Viper in exchange for New Viper’s common stock pursuant to the Pubco Mergers should together constitute a transaction described in Section 351 of the Code.

No assurance can be given that we will receive the requisite Sitio stockholder approval or regulatory clearance or that the other required conditions to the closing of the pending Sitio Acquisition will be satisfied. Even if regulatory clearance is obtained, no assurance can be given as to the terms, conditions and timing of such clearance, including whether any required conditions will materially adversely affect us following the closing of the pending Sitio Acquisition. Any delay in completing the pending Sitio Acquisition could cause us not to realize, or to be delayed in realizing, some or all of the benefits that we expect to achieve if the pending Sitio Acquisition is successfully completed within its expected time frame. We can provide no assurance that these conditions will not result in the abandonment or delay of the pending Sitio Acquisition. The occurrence of any of these events individually or in combination could have a material adverse effect on our results of operations and the resale price of the notes offered hereby.

The pending Sitio Acquisition, including uncertainty regarding the pending Sitio Acquisition, may cause third parties to delay or defer decisions concerning us and Sitio and could adversely affect each company’s ability to effectively manage their respective businesses.

The pending Sitio Acquisition will happen only if the stated conditions are met, including the approval of the Sitio Merger Agreement by Sitio’s stockholders, among other conditions. Many of the conditions are outside our and Sitio’s control, and both parties also have certain rights to terminate the Sitio Merger Agreement. Accordingly, there may be uncertainty regarding the completion of the pending Sitio Acquisition. This uncertainty may cause others that deal with us and Sitio to delay or defer entering into contracts with us and Sitio or making other decisions concerning us and Sitio or seek to change or cancel existing business relationships with us or Sitio, which could negatively affect the respective businesses. Any delay or deferral of those decisions or changes in existing agreements could have a material adverse effect on our and Sitio’s respective businesses, regardless of whether the pending Sitio Acquisition is ultimately completed.

In addition, the Sitio Merger Agreement restricts Viper Energy, Sitio and their respective subsidiaries from entering into certain transactions and taking other specified actions until the Mergers occur without the consent of the other parties (such consent not to be unreasonably withheld, conditioned or delayed). These restrictions may prevent us and Sitio from pursuing attractive business opportunities or strategic transactions that may arise prior to the completion of the Mergers.

Failure to attract, motivate and retain executives and other key employees or service providers could diminish the anticipated benefits of the pending Sitio Acquisition.

The success of the pending Sitio Acquisition will depend in part on the retention of personnel critical to the business and operations of New Viper due to, for example, their technical skills or management expertise. Competition for qualified personnel can be intense.

Current and prospective employees or service providers of ours and Sitio may experience uncertainty about their future role with us and Sitio until strategies with regard to these employees or service providers are announced or executed, which may impair our and Sitio’s ability to attract, retain and motivate key personnel prior to and following the consummation of the pending Sitio Acquisition. Employee and service provider retention may be particularly challenging during the pendency of the pending Sitio Acquisition, as employees or service providers of ours and Sitio may experience uncertainty about their future roles with New Viper. If we and Sitio are unable to retain personnel, we and Sitio could face disruptions in their operations, loss of existing business partners, loss of key information, expertise or know-how, and unanticipated additional recruitment and training costs. In addition, the loss of key personnel could diminish the anticipated benefits of the pending Sitio Acquisition.

If key employees or service providers of ours or Sitio depart, New Viper may have to incur significant costs in identifying, hiring and retaining replacements for departing employees or service providers and may lose significant expertise and talent relating to our and Sitio’s business, and New Viper’s ability to realize the anticipated benefits of the pending Sitio Acquisition may be adversely affected. In addition, there could be disruptions to or distractions for the workforce and management associated with integrating employees or service providers into New Viper. Accordingly, no assurance can be given that New Viper will be able to attract or retain key employees or service providers of ours or Sitio to the same extent that those companies have been able to attract or retain their own employees or service providers in the past.

The Sitio Merger Agreement may be terminated in accordance with its terms and the pending Sitio Acquisition may not be consummated.

The Sitio Merger Agreement contains certain termination rights for each of us and Sitio, including, among other rights, the right to terminate (i) by mutual written consent of us and Sitio, (ii) by either us or Sitio, if (A) a governmental entity having jurisdiction over any party to the Sitio Merger Agreement will have issued any order, decree, ruling, injunction or other action, or any law is adopted that permanently makes consummation of the pending Sitio Acquisition illegal or otherwise permanently prohibited, (B) the closing of the pending Sitio Acquisition has not occurred on or before 5:00 p.m. Houston, Texas time, on June 2, 2026, (C) the other party breaches any of their respective representations or warranties or if such party fails to perform their respective covenants such that certain conditions to the closing of the pending Sitio Acquisition cannot be satisfied, and the breach or breaches of such representations or warranties or the failure to perform such covenant, as applicable, is not cured or cannot be cured in accordance with the terms of the Sitio Merger Agreement or (D) approval of the Sitio Merger Agreement by Sitio’s stockholders has not been obtained upon a vote held at a duly held Sitio stockholders meeting, or at any adjournment or postponement thereof, (iii) by us, if (A) prior to receipt of the requisite Sitio stockholder approval, the Sitio board of directors or a committee thereof has effected a change of recommendation or (B) Sitio or its subsidiaries breach their obligations under the non-solicitation covenant and such breach constitutes a willful and material breach under the terms of the Sitio Merger Agreement, and (iv) by Sitio, if prior to the receipt of the requisite Sitio stockholder approval, in order to enter into a definitive agreement with respect to a superior proposal.

In the event that the Sitio Merger Agreement is terminated and/or we fail to consummate the Sitio Acquisition, we are not obligated to redeem or repurchase the notes. If we fail to consummate the Sitio Acquisition, our assets will differ materially from what they would otherwise have consisted of upon consummation of the Sitio Acquisition.

The termination of the Sitio Merger Agreement could negatively impact our business.

If the pending Sitio Acquisition is not completed for any reason, our ongoing businesses may be adversely affected and, without realizing any of the anticipated benefits of having completed the pending Sitio Acquisition, we would be subject to a number of risks, including the following:

•	we may experience negative reactions from the financial markets, including negative impacts on our stock or share price;

•	we may experience negative reactions from our business partners, regulators and employees;

•	we will be required to pay certain legal, financing and accounting costs and associated fees and expenses relating to the pending Sitio Acquisition, whether or not it is completed; and

•

matters relating to the pending Sitio Acquisition require substantial commitments of time and resources by our management, which would otherwise have been devoted to day-to-day operations and other opportunities that could have been beneficial to us.

We will incur significant transaction and merger-related costs in connection with the pending Sitio Acquisition.

We have incurred and expect to incur a number of non-recurring costs associated with the pending Sitio Acquisition. These costs and expenses include fees paid to financial, legal and accounting advisors, potential employment-related costs, filing fees, printing expenses and other related charges. Some of these costs are payable by us regardless of whether the pending Sitio Acquisition is completed. There are also a large number of processes, policies, procedures, operations, technologies and systems that may or must be integrated in connection with the pending Sitio Acquisition and the integration of the two companies’ businesses. While we have assumed that a certain level of expenses would be incurred in connection with the pending Sitio Acquisition, there are many factors beyond our control that could affect the total amount or the timing of the integration and implementation expenses.

There may also be additional unanticipated significant costs in connection with the pending Sitio Acquisition that we may not recoup. These costs and expenses could reduce the realization of efficiencies, strategic benefits and additional income we expect to achieve from the pending Sitio Acquisition. Although we expect that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.

We may be subject to litigation challenging the pending Sitio Acquisition, and an unfavorable judgment or ruling in any such lawsuits could prevent or delay the consummation of the pending Sitio Acquisition and/or result in substantial costs.

Lawsuits in connection with the pending Sitio Acquisition may be filed against us, the Issuer, Sitio, Sitio Opco, New Viper, Viper Merger Sub, Sitio Merger Sub and/or their respective directors and officers, which could prevent or delay the consummation of the pending Sitio Acquisition and/or result in additional costs to us. The ultimate resolution of any such lawsuit cannot be predicted with certainty, and an adverse ruling in any such lawsuit may cause the pending Sitio Acquisition to be delayed or not to be completed and/or result in additional costs to us and Sitio, which could cause us and Sitio not to realize some or all of the anticipated benefits of the pending Sitio Acquisition. The defense or settlement of any lawsuit that remains unresolved at the time the pending Sitio Acquisition is consummated may adversely affect New Viper’s business, financial condition, results of operations and cash flows. We cannot currently predict the outcome of or reasonably estimate the possible loss or range of loss from any such lawsuit.

Completion of the pending Sitio Acquisition may trigger change in control or other provisions in certain agreements to which Sitio or its subsidiaries are a party.

The completion of the pending Sitio Acquisition may trigger change in control or other provisions in certain agreements to which Sitio or its subsidiaries are a party. If New Viper, Viper Energy, the Issuer, Sitio or any of their respective subsidiaries are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements, or seeking monetary damages. Even if New Viper, Viper Energy, the Issuer, Sitio or any of their respective subsidiaries are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to New Viper, Viper Energy, the Issuer, Sitio or such subsidiaries.

Risks Related to New Viper

Coordinating our and Sitio’s businesses may be more difficult, costly or time-consuming than expected and New Viper may fail to realize the anticipated benefits of the pending Sitio Acquisition, which may adversely affect New Viper’s business results.

The success of the pending Sitio Acquisition will depend on, among other things, the ability of the two companies to coordinate businesses under New Viper. However, we may not be able to successfully coordinate the respective businesses in a manner that permits anticipated growth or efficiencies to be realized, without adversely affecting current revenues and investments. If New Viper is not able to successfully achieve these objectives, the anticipated benefits of the pending Sitio Acquisition may not be realized fully, or at all, or may take longer to realize than expected. Specifically, the following issues, among others, must be addressed in order to realize the anticipated benefits of the pending Sitio Acquisition so New Viper performs as expected:

•

coordinating the businesses of us and Sitio and meeting the capital requirements of New Viper, in a manner that permits New Viper to achieve the growth anticipated to result from the pending Sitio Acquisition;

•	coordinating our and Sitio’s operating practices, internal controls and other policies, procedures and processes;

•	addressing possible differences in business backgrounds and corporate cultures; and

•	coordinating geographically dispersed organizations.

In addition, at times the attention of certain members of either our or Sitio’s or both of our and Sitio’s management and resources may be focused on completion of the pending Sitio Acquisition and the coordination of our and Sitio’s businesses under New Viper and diverted from day-to-day business operations, which may disrupt each of our and Sitio’s ongoing business and the business of New Viper.

An inability to realize the full extent of the anticipated benefits of the pending Sitio Acquisition and the other transactions contemplated by the Sitio Merger Agreement, as well as any delays encountered in the combination process, could have an adverse effect upon the revenues, level of expenses and operating results of New Viper. In addition, the actual coordination of our and Sitio’s businesses under New Viper may result in additional and unforeseen expenses, and the anticipated benefits of the coordination plan may not be realized. If we and Sitio are not able to adequately address coordination challenges, New Viper may be unable to successfully coordinate its operations or realize the anticipated benefits of the coordination of the two companies.

The unaudited pro forma condensed combined financial information incorporated by reference into this prospectus supplement is preliminary and New Viper’s actual financial position and results of operations after the pending Sitio Acquisition may differ materially from these estimates and the unaudited pro forma condensed combined financial information included in this prospectus supplement.

The unaudited pro forma condensed combined financial information incorporated by reference into this prospectus supplement is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates and is not necessarily indicative of what New Viper’s actual financial position or results of operations would have been had the pending Sitio Acquisition been completed on the dates indicated. New Viper’s actual results and financial position after the pending Sitio Acquisition may differ materially and adversely from the unaudited pro forma condensed combined financial statement incorporated by reference into this prospectus supplement.

Our results may suffer if we do not effectively manage our expanded operations following the pending Sitio Acquisition.

Following completion of the pending Sitio Acquisition, our success will depend, in part, on our ability to manage New Viper’s expansion, which poses numerous risks and uncertainties, including the need to integrate the operations and business of Sitio into our existing business in an efficient and timely manner, to combine systems and management controls and to integrate relationships with industry contacts and business partners.

Third parties may terminate or alter existing contracts or relationships with us or Sitio.

Each of us and Sitio has contracts with business partners which may require us or Sitio, as applicable, to obtain consent from these other parties in connection with the pending Sitio Acquisition. If these consents cannot be obtained, the counterparties to these contracts and other third parties with which we and/or Sitio currently have relationships may have the ability to terminate, reduce the scope of or otherwise adversely alter their relationships with either or both parties in anticipation of the pending Sitio Acquisition, or with the combined company following the closing of the pending Sitio Acquisition. The pursuit of such rights may result in us, Sitio or New Viper suffering a loss of potential future revenue or incurring liabilities in connection with a breach of such agreements and may lose rights that are material to its respective business. Any such disruptions could limit New Viper’s ability to achieve the anticipated benefits of the pending Sitio Acquisition. The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the pending Sitio Acquisition or the termination of the Sitio Merger Agreement.

The anticipated debt of the Issuer and the guarantors may adversely affect their financial condition and limit their ability to pursue business opportunities.

The Issuer and guarantors will have outstanding debt in the form of the notes and guarantees, the Revolving Credit Facility and (if funded) the New Term Loan Facility. This debt may:

•

impose cash interest costs on the Issuer and the guarantors which may be difficult to service and which may reduce the Issuer and the guarantors’ ability to fund their operations and other business activities;

•	increase the Issuer and the guarantors’ vulnerability to general adverse economic and industry conditions, including increases in interest rates;

•

require the Issuer and the guarantors to dedicate a portion of their cash flow from operations to interest and principal payments on their indebtedness, which would reduce the availability of their cash flow to fund working capital, capital expenditures, expansion efforts and other general corporate purposes;

•	limit the Issuer and the guarantors’ flexibility in planning for, or reacting to, changes in their business and the industry in which they operate; and

•	place the Issuer and the guarantors at a competitive disadvantage compared to their competitors that have less debt.

The Issuer and the guarantors’ ability to service their anticipated indebtedness will depend upon, among other things, their future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond their control. If the Issuer and the guarantors’ operating results are not sufficient to service their anticipated indebtedness, the Issuer and the guarantors may be forced to take actions such as reducing or delaying business activities, acquisitions, investments and/or capital expenditures, selling assets, restructuring or refinancing their indebtedness, or seeking additional capital. The Issuer and the guarantors may not be able to effect any of these remedies on satisfactory terms or at all.

Any increase in the Issuer and the guarantors’ future indebtedness beyond what is anticipated could have adverse effects on their financial condition and results of operations, including:

•

imposing additional cash interest costs on the Issuer and the guarantors, which may be difficult to service and which may reduce the Issuer and the guarantors’ ability to fund their operations and other business activities;

•	increasing the risk that the Issuer and the guarantors may default on their debt obligations;

•	increasing the Issuer and the guarantors’ vulnerability to adverse changes in general economic and industry conditions, economic downturns and adverse developments in their business;

•	limiting the Issuer and the guarantors’ flexibility in planning for or reacting to changes in their business and the industry in which they operate; and

•	increasing the Issuer and the guarantors’ exposure to a rise in interest rates, which will generate greater interest expense to the extent New Viper does not have applicable interest rate hedges.

USE OF PROCEEDS

Viper Energy and the Issuer estimate that the net proceeds from this offering will be approximately $     billion, after deducting the underwriters’ discounts and estimated offering expenses.

Viper Energy and the Issuer intend to use these net proceeds for general corporate purposes, including, without limitation, redeeming Viper Energy’s 5.375% senior notes due 2027 and 7.375% senior notes due 2031 and paying related fees, costs and expenses. Upon closing of the Sitio Acquisition, the balance of proceeds from this offering that are not applied to the redemption of Viper Energy’s 5.375% senior notes due 2027 and 7.375% senior notes due 2031 will be applied, together with borrowings under the New Term Loan Facility, the Revolving Credit Facility and/or cash on hand, to (i) redeem Sitio’s 7.875% senior notes due 2028, (ii) repay borrowings under the Sitio Revolver, and (iii) pay related fees, costs and expenses. This offering is not contingent upon the closing of the pending Sitio Acquisition. See “Summary—Recent Developments—Recently Completed and Pending Acquisitions—Pending Sitio Acquisition” and “Capitalization.” If the Sitio Acquisition does not close, the balance of proceeds (after giving effect to the redemption of Viper Energy’s 5.375% senior notes due 2027 and Viper Energy’s 7.375% senior notes due 2031) will be utilized for general corporate purposes. The Sitio Revolver is scheduled to mature on June 30, 2027. The Sitio Revolver bears interest at a rate per annum equal to, at Sitio’s option, at an adjusted Term SOFR rate or a base rate, plus an applicable margin and credit spread adjustment. The applicable margin is based on utilization of the Sitio Revolver and ranges from (a) in the case of adjusted base rate loans, 1.500% to 2.500% and (b) in the case of Term SOFR rate loans and letters of credit, 2.500% to 3.500%. The credit spread adjustment for Term SOFR rate loans ranges from 0.100% to 0.250%.

CAPITALIZATION

The following table sets forth, as of March 31, 2025, our cash and cash equivalents and capitalization (i) on a historical basis and (ii) on an as-adjusted basis to give effect to (a) the Drop Down, (b) the incurrence of the Revolving Credit Facility and (c) this offering and assuming the incurrence of the New Term Loan Facility and the application of the net proceeds therefrom to redeem Viper Energy’s 5.375% senior notes due 2027 and 7.375% senior notes due 2031 and paying related fees, costs and expenses, as described in “Use of Proceeds.” Upon closing of the Sitio Acquisition, the balance of proceeds from this offering that are not applied to the redemption of Viper Energy’s 5.375% senior notes due 2027 and 7.375% senior notes due 2031 will be applied, together with borrowings under the New Term Loan Facility, the Revolving Credit Facility and/or cash on hand, to (i) redeem Sitio’s 7.875% senior notes due 2028, (ii) repay borrowings under the Sitio Revolver, and (iii) pay related fees, costs and expenses. The as-adjusted presentation below assumes the closing of the Sitio Acquisition and the application of the proceeds from this offering as described in the prior sentence.

You should read this table along with “Use of Proceeds” in this prospectus supplement and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed consolidated financial statements and the related notes and the other financial information contained in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, and our consolidated financial statements and the related notes and the other financial information contained in our Annual Report on Form 10-K for the year ended December 31, 2024, which are incorporated by reference into this prospectus supplement.

	Actual	As Adjusted
	(dollars in millions)
Cash and cash equivalents	$560	$

Long-term debt (including current maturities of long-term debt):
Revolving Credit Facility(1)	—
Unamortized debt issuance costs	(6)
Unamortized discount	(2)
Viper Energy’s 5.375% Senior Notes due 2027	430		—
Viper Energy’s 7.375% Senior Notes due 2031	400		—
Notes offered hereby(2)
% Senior Notes due 20	—
% Senior Notes due 20	—
New Term Loan Facility(3)	—		500

Total long-term debt	822

Stockholders’ equity:
Class A common stock, $0.000001 par value, 1,000,000,000 shares authorized, 131,323,078 shares issued and outstanding as of March 31, 2025, actual, and 131,323,078 issued and outstanding as of March 31, 2025, as adjusted	—		—
Class B common stock, $0.000001 par value, 1,000,000,000 shares authorized, 87,831,750 shares issued and outstanding as of March 31, 2025, actual, and 157,458,390 issued and outstanding as of March 31, 2025, as adjusted	—		—
Additional paid-in capital	2,566		3,292
Retained earnings (accumulated deficit)	108		102

Total Viper Energy stockholders’ equity	2,674		3,394
Non-controlling interest	2,649		5,129

Total equity	5,323		8,523

Total capitalization	$6,145	$

(1)

After giving effect to the Drop-Down and the incurrence of the Revolving Credit Facility, the Issuer would have $    million of borrowings outstanding under its Revolving Credit Facility and $    million available for future borrowings under its Revolving Credit Facility.

(2)	Assumes each series of notes offered hereby is issued at par.
(3)

Reflects the principal amount of debt the Issuer expects to incur under the New Term Loan Facility (if funded) in connection with the pending Sitio Acquisition. See “Summary—Recent Developments—Recently Completed and Pending Acquisitions—Pending Sitio Acquisition.”

DESCRIPTION OF NOTES

Viper Energy Partners LLC (the “Issuer”) will issue the notes (as defined below) under a supplemental indenture (the “Supplemental Indenture”), to be dated as of the Issue Date, among itself, Viper Energy, Inc. (“Viper Energy”) and Computershare Trust Company, National Association, as trustee (the “Trustee”), supplementing that certain Indenture, to be dated as of the Issue Date (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”). The terms of the notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Each series of notes will be a new series of the Issuer’s debt securities described in the Base Prospectus. The notes issued in this offering will be limited to $   in aggregate principal amount of senior notes due    (the “    notes”) and $   in aggregate principal amount of senior notes due     (the “    notes,” and together with the     notes, each a “series of notes” individually, as to either series of notes, and collectively, as applicable, the “notes”), although the Issuer may issue an unlimited principal amount of additional notes of either or both series of notes having identical terms and conditions as the notes of the applicable series of notes, other than issue date, issue price, the first interest payment date and the date from which interest shall accrue (“Additional Notes”). Any Additional Notes will be part of the same series as the applicable series of notes that the Issuer is currently offering and will vote on all matters with the holders of such notes. The Issuer may from time to time issue other series of debt securities under the Base Indenture, in unlimited principal amount. On the Issue Date, each series of notes will be fully and unconditionally guaranteed by Viper Energy and, following the consummation of the pending acquisition of Sitio Royalties Corp. (“Sitio” and such acquisition, the “Sitio Acquisition”), each series of notes will be fully and unconditionally guaranteed by both Viper Energy and New Cobra Pubco, Inc. (“New Viper” and together with Viper Energy, the “guarantors” and each a “guarantor”). Each guarantors’ guarantee of each series of notes is referred to as a “guarantee.” In the future, the guarantees may be released or terminated under certain circumstances described under the heading “—Guarantees.”

This Description of Notes is intended to be a useful overview of the material provisions of the notes and the Indenture. This Description of Notes is only a summary. You should also refer to the section entitled “Description of Debt Securities” in the Base Prospectus for a summary description of other material terms of the notes and the Base Indenture. To the extent that any terms of the notes set forth in this Description of Notes are different than the terms described in the Base Prospectus, the terms in this Description of Notes will govern. For more information, please refer to the notes, the Supplemental Indenture and the Base Indenture filed, or incorporated by reference, as exhibits to the registration statement, which includes this prospectus supplement, or available by request.

You will find the definitions of certain capitalized terms used in this Description of Notes under the heading “—Certain Definitions.” Certain defined terms used in this Description of Notes but not defined herein have the meanings assigned to them in the Indenture.

Principal, Maturity and Interest

The     notes will be issued in an initial maximum aggregate principal amount of $     , will bear interest at a rate of   % per year and will mature on   . The     notes will be issued in an initial maximum aggregate principal amount of $     , will bear interest at a rate of   % per year and will mature on   .

Interest on each series of notes will accrue from   , 2025, and will be payable in cash semi-annually on    and    of each year, beginning   , 2026. The notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The Issuer will make each interest payment on the notes to the holders of record on the    or    (whether or not a business day) immediately preceding the related interest payment date. Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Payments on the Notes; Paying Agent and Security Registrar

The Issuer will pay principal of, premium, if any, and interest on the notes at the office or agency designated by the Issuer, which is initially the corporate trust office of the Trustee in St. Paul, Minnesota. The Issuer will pay principal of, premium, if any, and interest on the notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee as the registered holder of such Global Note (as defined herein). The Issuer shall make all payments in respect of a Certificated Note (as defined herein) by mailing a check to the registered address of each holder thereof as such address shall appear in the Security Registrar’s books; provided, however, that payments on the notes represented by Certificated Notes may also be made, in the case of a holder of at least $1,000,000 aggregate principal amount of notes represented by Certificated Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank located in the contiguous United States if such holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent in accordance with the terms of the Indenture.

The Issuer has initially designated the Trustee to act as Paying Agent and Security Registrar with respect to any Global Notes. The Issuer may, however, appoint and change the Paying Agent or Security Registrar without notice to any holder, and the Issuer or any of its Subsidiaries may act as Paying Agent or Security Registrar. If any scheduled date for a payment on the notes is not a business day, then the payment will be paid on the next succeeding business day without additional interest in respect of such delay.

Transfer and Exchange

A holder may transfer or exchange the notes in accordance with the Indenture. The Security Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Issuer, the Trustee or the Security Registrar for any registration of transfer or exchange of notes, but the Issuer may require a holder to pay a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Issuer is not required to transfer or exchange any note selected for redemption or any note for a period of 15 days before a selection of the notes to be redeemed.

The registered holder of a note will be treated as the owner of it for all purposes.

Optional Redemption

Prior to the applicable Par Call Date (as defined below) in respect of a series of notes, the Issuer may redeem the notes of such series of notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes of such series of notes to be redeemed discounted to the redemption date (assuming such notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i)     basis points      (in the case of the      notes) and (ii)     basis points      (in the case of the      notes) less (b) interest accrued to the redemption date; and

(2)	100% of the principal amount of the notes of such series to be redeemed;

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the applicable Par Call Date in respect of a series of notes, the Issuer may redeem the notes of such series of notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no obligation to determine the redemption price or to verify the calculation of the redemption price.

For purposes of this Description of Notes, “Par Call Date” in respect of a series of notes shall mean the date set forth under the heading “Par Call Date” below across from the name of such series of notes.

Series of Notes	Par Call Date
notes	, ( month before their maturity date)
notes	, ( month before their maturity date)

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s applicable procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

Notwithstanding anything herein to the contrary, notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a covenant defeasance or legal defeasance with respect to the notes or a satisfaction and discharge of the Indenture with respect to the notes or in accordance with the following paragraph.

Notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was mailed or delivered, including by electronic transmission), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed. If any such condition precedent has not been satisfied or waived, the Issuer shall provide written notice to the Trustee prior to the close of business one business day prior to the redemption date (or such shorter period as may be acceptable to the Trustee). Upon receipt of such notice, notwithstanding anything herein to the contrary, the notice of redemption shall be automatically rescinded or delayed, and the redemption of such notes shall be automatically rescinded or delayed as provided in such notice. Upon receipt, the Trustee shall provide such notice to each holder in the same manner in which the notice of redemption was given. A notice of redemption need not set forth the exact redemption price but only the manner of calculation thereof.

In the case of a partial redemption of a series of notes, selection of the notes of such series of notes for redemption will be made pro rata or by lot, subject to the last sentence of this paragraph. No notes of a principal amount of $2,000 or less will be redeemed in part. If the notes of any series of notes are to be redeemed in part only, the notice of redemption that relates to such notes will state the portion of the principal amount of such notes to be redeemed. A new note of such series of notes in a principal amount equal to the unredeemed portion of the notes of such series of notes will be issued in the name of the holder of the note of such series of notes upon surrender for cancellation of the original note. For so long as the notes are held by the Depositary, the redemption of the notes shall be done in accordance with the policies and procedures of such Depositary.

Unless the Issuer defaults in payment of the redemption price or any conditions precedent described in the notice of redemption are not satisfied or waived and the notice of redemption is rescinded in accordance with the seventh paragraph under the heading “Optional Redemption,” on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

“Treasury Rate” means, with respect to any redemption date for any series of notes, the yield applicable to such series of notes determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate applicable to a series of notes shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the date of the notice of redemption relating to such redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields-one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable-Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from such redemption date.

If on the third business day preceding the date of the notice of redemption relating to such redemption date H.15 TCM is no longer published, the Issuer shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding the date of such notice of redemption of the U.S. Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the applicable Par Call Date, but there are two or more U.S. Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuer shall select the U.S. Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more U.S. Treasury securities maturing on the applicable Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.

The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the notes.

The Issuer and its affiliates may repurchase notes from time to time at any price in open market purchases or private transactions at negotiated prices, by tender offer or otherwise, in each case without any notice to or consent by holders. Any notes purchased by the Issuer or any of its affiliates may, to the extent permitted by law and at the discretion of the Issuer be held, resold or delivered to the Trustee for cancellation. Any such notes delivered to the Trustee for cancellation may not be resold and shall be disposed of as directed by a written request or order signed in the name of the Issuer by any officer of the Issuer.

Ranking

The notes and the guarantees will be the Issuer’s and each guarantor’s respective senior unsecured obligations and will (i) rank equally in right of payment with all of the Issuer’s and each guarantor’s respective existing and future senior indebtedness (including all of the Issuer’s and each guarantor’s obligations under the

Revolving Credit Facility and (if funded) the New Term Loan Facility (as defined in the “Summary” of this prospectus supplement)), (ii) rank senior in right of payment to any of the Issuer’s and each guarantor’s future indebtedness that is expressly subordinated in right of payment to the notes and the guarantees, respectively, (iii) be effectively subordinated to any of the Issuer and each guarantor’s existing and future secured indebtedness, if any, to the extent of the value of the collateral securing such indebtedness, and (iv) be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each of the Issuer and each guarantor’s respective Subsidiaries that is not an obligor on the notes. In the event of bankruptcy, liquidation, reorganization or other winding up of the Issuer or a guarantor or upon a default in payment with respect to, or the acceleration of, any senior secured indebtedness of the Issuer or a guarantor, the assets of the Issuer or such guarantor that secure such senior secured indebtedness will be available to pay obligations on the notes and the guarantees only after all obligations under such senior secured indebtedness have been repaid in full from such assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding and the guarantees.

As of March 31, 2025, after giving effect to this offering, the Drop-Down and the incurrence of the Revolving Credit Facility and assuming the incurrence of the New Term Loan Facility, each as described in this prospectus supplement, the Issuer and Viper Energy would have had approximately $     billion in total debt outstanding, none of which would have been secured. As of March 31, 2025, after giving effect to this offering, the Drop-Down and the incurrence of the Revolving Credit Facility and assuming the incurrence of the New Term Loan Facility, the Issuer would have had approximately $500 million of term loans outstanding, $     million of borrowings outstanding under its Revolving Credit Facility and $     million available for future borrowings under its Revolving Credit Facility, each of which is included in the aforementioned $     billion in total debt outstanding and is guaranteed by Viper Energy.

Guarantees

On the Issue Date, each series of notes will be fully and unconditionally guaranteed by Viper Energy and, following the consummation of the Sitio Acquisition, each series of notes will be fully and unconditionally guaranteed by both Viper Energy and New Viper. In the future, the guarantees may be released or terminated under certain circumstances set forth below.

The obligations of the guarantors under the guarantees will be limited in a manner designed to prevent the guarantees from constituting a fraudulent conveyance or fraudulent transfer under applicable law, although no assurance can be given that a court would give the holder the benefit of such provision. See “Risk Factors—Risks Relating to the Notes.” If a guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including contingent liabilities) of such guarantor, and, depending on the amount of such indebtedness, the guarantor’s liability on such guarantee could be reduced to zero.

The guarantee of the notes of any series will be automatically released and discharged (i) in connection with any covenant defeasance or legal defeasance of such series of notes as provided below under the caption “—Defeasance,” or upon the satisfaction and discharge of such series of notes as provided below under the caption “—Satisfaction and Discharge” (ii) upon the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture or (iii) upon delivery of an Officer’s Certificate to the Trustee certifying that such guarantor does not guarantee (or is substantially concurrently being released from its guarantee of) the obligations of the Issuer under any indebtedness for borrowed money and the Revolving Credit Facility (including any release that would be conditioned only on the release or discharge of the guarantee of the notes, other indebtedness for borrowed money and the Revolving Credit Facility).

Upon delivery by the Issuer to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that any of the conditions described above has occurred, the Trustee shall execute any supplemental indenture or other documents reasonably requested by the Issuer in order to evidence the release of a guarantor from its obligations under its guarantee and the Indenture as to the notes.

Concurrently with New Viper becoming a guarantor with respect to the Revolving Credit Facility upon the consummation of the Sitio Acquisition, Viper Energy will cause New Viper to execute a supplemental indenture providing for the guarantee of the Notes by New Viper.

Certain Covenants

Limitation on Liens

The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, create, Incur, or suffer or permit to exist, any Lien securing Funded Debt (other than Permitted Liens) upon any Principal Property, whether owned on the Issue Date or acquired after that date, unless the Indebtedness due under the Indenture (as it relates to the notes and the guarantees), the notes and the guarantees are secured equally and ratably with (or senior in priority to, in the case of Liens with respect to Funded Debt that is expressly subordinated to the notes or the guarantees) the Funded Debt secured by such Lien for so long as such Funded Debt is so secured.

Notwithstanding the preceding paragraph, the Parent Guarantor may, and may permit any of its Restricted Subsidiaries to, create, Incur, or suffer or permit to exist, any Lien securing Funded Debt upon any Principal Property without securing the Indebtedness due under the Indenture, the notes and the guarantees if the aggregate principal amount of such Funded Debt secured by such Lien upon such Principal Property, together with the aggregate outstanding principal amount of all other Funded Debt of the Parent Guarantor and of any of its Restricted Subsidiaries secured by any Liens (other than Permitted Liens) upon Principal Property, does not at the time such Funded Debt is created, Incurred or assumed (or, if later, at the time such Lien is created, Incurred or assumed) exceed the greater of (i) 15% of Consolidated Net Tangible Assets at such time and (ii) $1,450,000,000 (and, after the consummation of the Sitio Acquisition, $2,100,000,000).

Reports

The Parent Guarantor will furnish or file with the Trustee, (i) within 15 days after the Parent Guarantor files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Parent Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and (ii) other information, documents or reports as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act. For purposes of this covenant, the Parent Guarantor will be deemed to have furnished such reports and information to, or filed such reports and information with, the Trustee (and, if applicable, any other Persons) as required by this covenant if it has filed such reports or information with the SEC via the EDGAR filing system or otherwise made such reports or information publicly available on a freely accessible page on the Parent Guarantor’s website. The Trustee shall have no obligation whatsoever to determine whether or not such reports and information have been filed or have been posted on such website.

The Parent Guarantor and Issuer shall furnish to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of each such entity as to his or her knowledge of the Parent Guarantor’s and Issuer’s compliance with all conditions and covenants under the Indenture.

Delivery of any reports, information and documents under this caption “—Reports” to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the compliance by the Issuer and the Parent Guarantor with any of the Issuer’s or the Parent Guarantors’ covenants (as to which the Trustee is entitled to rely exclusively on certificates described in the second paragraph under this caption “—Reports”). The Trustee shall have no duty to monitor or confirm, on a continuing basis or otherwise, the Issuer’s or any other person’s compliance with any of the covenants under the

Indenture, to determine whether such reports, information or documents are filed with the SEC or made publicly available on a website, to examine such reports, information, documents and other reports to ensure compliance with the provisions of the Indenture, to ascertain the correctness or otherwise of the information or the statements contained therein or to participate in any conference calls.

Unrestricted Subsidiaries

The Board of Directors of the Parent Guarantor may after the Issue Date designate any Subsidiary (other than (i) the Issuer and (ii) if not the Parent Guarantor, Viper Energy) as an “Unrestricted Subsidiary” if: (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and (2) such Subsidiary has no Indebtedness other than Non-Recourse Debt.

The Board of Directors of the Parent Guarantor may at any time, subject to the following sentence, designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Parent Guarantor. Any such designation will be deemed to be an incurrence of Funded Debt and Liens by a Restricted Subsidiary of the Parent Guarantor of any outstanding Funded Debt and Liens, respectively, of such Unrestricted Subsidiary, and such designation will only be permitted if no Default or Event of Default would be in existence following such designation.

Events of Default

The events of default and related provisions described under “Description of Debt Securities—Events of Default” in the Base Prospectus shall be applicable to the notes and any Guarantee thereof.

Amendments, Supplements and Waivers

The amendments, supplements and waivers provisions described under “Description of Debt Securities—Amendments, Supplements and Waivers” in the Base Prospectus shall be applicable to the notes and any Guarantee thereof.

Defeasance

The defeasance provisions described under “Description of Debt Securities—Defeasance” in the Base Prospectus shall be applicable to the notes and any Guarantee thereof.

Satisfaction and Discharge

The satisfaction and discharge provisions described under “Description of Debt Securities—Satisfaction and Discharge” in the Base Prospectus shall be applicable to the notes and any Guarantee thereof.

Concerning the Trustee

Computershare Trust Company, National Association is the Trustee under the Indenture and has been appointed by the Issuer as Security Registrar and Paying Agent with regard to the notes.

The Trustee has not provided or approved of any information in this prospectus supplement in respect of the terms and provisions of the Indenture or the notes, takes no responsibility for any information contained in this prospectus supplement in respect of such terms, the Indenture or the notes, and makes no representation as to the contents of this prospectus supplement in respect of such terms, the Indenture or the notes.

Governing Law

The Indenture provides that it, the notes and any Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Base Prospectus” means the prospectus that describes the Base Indenture.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including, without limitation, any preferred stock and limited liability company or partnership interests (whether general or limited) of such Person, but excluding any debt securities convertible or exchangeable into such equity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets of the Parent Guarantor and its Restricted Subsidiaries (less applicable depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset accounts under GAAP) after deducting therefrom:

(1)

all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of Funded Debt); and

(2)

the value of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on the Parent Guarantor’s consolidated balance sheet as of a date no earlier than the date of the Parent Guarantor’s latest available annual or quarterly consolidated financial statements prepared in accordance with GAAP (the last day of such fiscal quarter or year, the “Calculation Reference Date”).

The calculation of Consolidated Net Tangible Assets shall give pro forma effect to any acquisition by or disposition of assets of the Parent Guarantor or any of its Restricted Subsidiaries and any related transactions involving the payment or receipt by the Parent Guarantor or any of its Restricted Subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $500,000,000 that has occurred since the Calculation Reference Date, as if such acquisition or disposition had occurred on the Calculation Reference Date.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of a Person, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default as to the notes.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Funded Debt” means, in respect of any Person, all Indebtedness Incurred by such Person that matures, or is renewable by such Person to a date, more than one year after the date as of which Funded Debt is being determined.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date with respect to a series of notes, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“guarantee” means any obligation, contingent or otherwise, of any Person guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise). The term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“holder” means a Person in whose name a note is registered on the Security Registrar’s books.

“Incur” means issue, create, assume, guarantee, incur or otherwise become liable for. Any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination, any obligation of such Person, whether contingent or otherwise, for the repayment of borrowed money and any guarantee thereof.

“Issue Date” means the date notes are first issued under the Indenture.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction. For the avoidance of doubt, (1) an operating lease shall be deemed not to constitute a Lien and (2) a contract that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 shall be deemed not to constitute a Lien.

“Non-Recourse Debt” means Indebtedness as to which neither the Parent Guarantor nor any of its Restricted Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (2) is directly or indirectly liable as a guarantor or otherwise except, in each case for (A) Customary Recourse Exceptions and (B) the pledge of (or a guarantee limited in recourse solely to) the Capital Stock of such Unrestricted Subsidiary.

“Officer’s Certificate” means a certificate signed by an officer of the Issuer.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer, any guarantor or any affiliate thereof.

“Parent Guarantor” means (a) prior to the consummation of the pending Sitio Acquisition, Viper Energy, (b) on and after the consummation of the pending Sitio Acquisition and execution of a supplemental indenture providing for the unconditional guarantee of the notes by such entity in accordance with the terms of the Indenture, New Viper and (c) if the guarantee of any existing “Parent Guarantor” is released in accordance with the Indenture, at the Issuer’s option as set forth in an Officer’s Certificate delivered to the Trustee, either (x) a successor guarantor in accordance with the terms of the Indenture or (y) the Issuer.

“Permitted Liens” means, with respect to any Person:

(1)	any Lien in favor of the Trustee for the benefit of the Trustee or the holders of the notes or otherwise securing the notes, a Guarantee or other obligations under the Indenture;

(2)	Liens securing hedging obligations or obligations with regard to treasury management arrangements;

(3)	Liens in favor of the Parent Guarantor or any of its Restricted Subsidiaries;

(4)

Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Parent Guarantor or is merged with or into or consolidated with the Parent Guarantor or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary;

(5)

Liens on property existing at the time of acquisition of the property by the Parent Guarantor or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to such acquisition and not Incurred in contemplation of such acquisition;

(6)

Liens to secure the performance of statutory or regulatory obligations, insurance, surety or appeal bonds, workers’ compensation obligations, bid, plugging and abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(7)

Liens to secure Indebtedness represented by capital lease obligations, finance lease obligations, mortgage financings or purchase money obligations or other Indebtedness, in each case, incurred for the purpose of financing all or any part of the purchase price, other acquisition cost or cost of design, construction, installation, development, repair or improvement of property, plant or equipment used in the business of the Parent Guarantor or any of its Restricted Subsidiaries, and all refinancing indebtedness Incurred to renew, refund, refinance, replace, defease, discharge or otherwise retire for value, in whole or in part, such Indebtedness, covering only the assets acquired with or financed by such Indebtedness;

(8)	Liens existing on the date hereof;

(9)	filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(10)

bankers’ Liens, rights of setoff, rights of revocation, refund or chargeback with respect to money or instruments of the Parent Guarantor or any of its Restricted Subsidiaries, Liens arising out of judgments or awards and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(11)	Liens in respect of Production Payments and Reserve Sales; provided that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;

(12)

Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements that are customary in the oil and gas business; provided, however, that in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(13)	Liens imposed by law or ordinary course of business contracts, including, without limitation, carriers’, warehousemen’s, suppliers’, mechanics’, materialmen’s, repairmen’s and similar Liens;

(14)

Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(15)

survey exceptions, encumbrances, ground leases, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations of, or rights of others for, licenses, rights-of-way, roads, pipelines, transmission liens, transportation liens, distribution lines for the removal of gas, oil, coal or other minerals or timber, sewers, electric lines, telegraph and telephone lines and other similar purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, Liens related to surface leases and surface operations, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Parent Guarantor or any of its Restricted Subsidiaries or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Parent Guarantor or any of its Restricted Subsidiaries;

(16)	leases, licenses, subleases and sublicenses of assets that do not materially interfere with the ordinary conduct of the business of the Parent Guarantor or any of its Restricted Subsidiaries;

(17)	any interest or title of a lessor under any operating lease;

(18)	Liens on pipelines or pipeline facilities that arise by operation of law;

(19)

Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of business for the exploration, drilling, development, production, processing, gathering, transportation, marketing or storage, plugging, abandonment or operation thereof;

(20)	Liens under industrial revenue, municipal or similar bonds;

(21)	Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(22)	Liens on cash or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(23)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24)

Liens (A) on advances of cash or other property in favor of the seller of any property to be acquired by the Parent Guarantor or any of its Restricted Subsidiaries to be applied against the purchase price for such investment and (B) on cash earnest money deposits made by the Parent Guarantor or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder; and

(25)

any Lien renewing, extending, refinancing, replacing or refunding a Lien permitted by this definition; provided that (A) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to accrued interest and any premium or other amount paid, and fees, costs and expenses incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (B) no assets are encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinancing, replacement or refunding.

In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such Lien, a Permitted Lien on a specified asset or property or group or type of assets or property may include Liens on all improvements, additions, repairs, attachments and accessions thereto, construction thereon, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means all property interests in oil and gas reserves located in the United States capable of producing hydrocarbon substances in paying quantities, the net book value of which exceeds 3% of Consolidated Net Tangible Assets, other than: (1) property not of material importance to the business of the Parent Guarantor and its Subsidiaries, taken as a whole; (2) assets used in midstream operations; (3) accounts receivable; and (4) production or proceeds from the production of hydrocarbons.

“Production Payments and Reserve Sales” means the grant or transfer by the Parent Guarantor or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, production payment, partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the oil and gas business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists or other providers of technical services to the Parent Guarantor or any of its Restricted Subsidiaries.

“Revolving Credit Agreement” means that certain Credit Agreement dated as of June 12, 2025 among the Issuer, as borrower, Viper Energy, as guarantor, the other guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (as amended, modified or supplemented on or prior to the date of this prospectus supplement).

“Revolving Credit Facility” means the senior unsecured revolving credit facility with commitments equal to $1,500,000,000 provided to the Issuer pursuant to the Revolving Credit Agreement.

“Restricted Subsidiary” of any Person means any Subsidiary of the Person that is not an Unrestricted Subsidiary.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Stated Maturity” means, with respect to any security or Indebtedness, the date specified in such security or Indebtedness as the fixed date on which the payment of principal of such security or Indebtedness is due and payable, including, without limitation, pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” with respect to any Person, means any (i) corporation, limited liability company or other entity (other than a partnership) of which the outstanding Capital Stock having a majority of the votes entitled to be cast in the election of directors, managers or trustees of such entity under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or any other Person of which a majority of the voting interests under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (ii) partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Unrestricted Subsidiary” means (1) any Subsidiary of the Parent Guarantor designated as such pursuant to and in compliance with the Indenture and (2) any Subsidiary of an Unrestricted Subsidiary.

BOOK-ENTRY, DELIVERY AND FORM

We have obtained the information in this section concerning DTC, Clearstream Banking, S.A., Luxembourg (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time. To the extent that any disclosure set forth below in this section is different than the disclosure set forth under “Description of Debt Securities” in the Base Prospectus, the disclosure set forth in this Book-Entry, Delivery and Form section will control.

The notes will be represented by one or more global notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes initially will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below. You may hold your interests in the Global Notes in the United States through DTC, or in Europe through Clearstream, Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the Global Notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream, Luxembourg’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

The notes may be presented for registration of transfer and exchange at the offices of the Security Registrar.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We believe that the sources from which the information in this section and elsewhere in this prospectus supplement concerning DTC, Euroclear, Euroclear SA/NV, Euroclear Clearance Systems S.C., Euroclear’s system, Clearstream and Clearstream’s system has been obtained are reliable, but neither we, any underwriters nor the Trustee takes any responsibility for the accuracy of the information.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between the participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and NYSE Amex Equities. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants (including Clearstream, Luxembourg or Euroclear). The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants (including Clearstream, Luxembourg or Euroclear).

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants, including Clearstream, Luxembourg and Euroclear (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants (including Clearstream, Luxembourg and Euroclear), the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, none of us, any guarantor or the Trustee, nor any agent of us, any guarantor or the Trustee, has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants (including Clearstream, Luxembourg and Euroclear) with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or us. None of the Issuer, any guarantor or the Trustee will be liable for any delay by DTC or any of its participants (including Clearstream, Luxembourg and Euroclear), in identifying the beneficial owners of the notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

None of the Issuer, any guarantor or the Trustee, nor any of their respective agents, shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. All notices and communications to be given to the holders and all payments to be made to holders in respect of the notes shall be mailed or otherwise given or made only to or upon the order of the registered holders (which shall only be DTC or its nominee in the case of a Global Note), and the Issuer and the Trustee may deal with any depositary as sole owner of the Global Notes and as the authorized persons of beneficial owners. The rights of beneficial owners in any Global Note shall be exercised only through DTC, subject to its applicable rules and procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its agent members and other members, participants and any beneficial owners.

Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant U.S. tax laws and regulations. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default, DTC reserves the right to exchange the Global Notes for Certificated Notes (as defined below), and to distribute such Certificated Notes to its participants.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants, they are under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. None of the Issuer, any guarantor or the Trustee nor any agent of the Issuer, any guarantor or the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants (including Clearstream, Luxembourg and Euroclear), of their respective obligations under the rules and procedures governing their operations.

Transfers Within and Among Book-Entry Systems

Transfers between DTC’s direct participants will occur in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with their respective applicable rules and operating procedures.

DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Exchange of Global Notes for Certificated Notes

Definitive certificated notes in registered certificated form (“Certificated Notes”) shall be delivered to all beneficial holders in exchange for their beneficial interest in a Global Note if:

(1)

DTC (A) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered in order to act as depositary, and, in each case, a successor depositary is not appointed within 90 days; or

(2)

an Event of Default has occurred and is continuing, and the Security Registrar has received a request from the depositary to deliver Certificated Notes to all beneficial owners in exchange for their beneficial interests in such Global Note.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same-Day Settlement and Payment

The Issuer will pay principal of, premium, if any, and interest on the notes represented by the Global Notes registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Clearstream, Luxembourg customer or Euroclear participant purchasing an interest in a Global Note from another customer or participant will be credited, and any such crediting will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in a Global Note by or through a Clearstream, Luxembourg customer or Euroclear participant to another customer or participant will be received with value on the settlement date of DTC but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain material U.S. federal income tax consequences that may be relevant to U.S. Holders and non-U.S. Holders (each as defined below and collectively referred to as “Holders”) with respect to the ownership and disposition of the notes acquired in this offering, but does not purport to be a complete analysis of all the potential tax consequences. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial opinions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, each as in effect as of the date hereof. These authorities are subject to differing interpretations and may change (possibly with retroactive effect), and any such change could affect the accuracy of the statements and conclusions set forth herein. We have not sought and will not seek any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion applies only to beneficial owners who purchase notes for cash pursuant to this offering at the offer price indicated on the cover page of this prospectus supplement and hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the tax consequences that may be relevant to subsequent purchasers of the notes. In addition, this discussion does not describe any tax consequences of the ownership or disposition of the notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 nor the Foreign Account Tax Compliance Act, and does not address any U.S. federal tax laws other than those pertaining to income tax, nor does it address any foreign, state or local tax consequences. We believe, and by acquiring any notes each beneficial holder of a note will agree, that the notes will be treated as debt instruments for U.S. federal income tax purposes, and this discussion assumes such treatment.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their individual circumstances or status or the U.S. federal income tax consequences that may be relevant to Holders subject to special rules under the U.S. federal income tax laws, such as banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, tax-exempt entities, dealers or traders in securities or currencies, traders in securities that elect the mark-to-market method of accounting for their securities holdings, Holders subject to the alternative minimum tax, U.S. Holders whose “functional currency” is not the U.S. dollar, Holders of notes that are required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an “applicable financial statement,” entities treated as partnerships for U.S. federal income tax purposes or other pass-through entities or partners or members therein, controlled foreign corporations, passive foreign investment companies, U.S. Holders holding the notes through non-U.S. brokers or other intermediaries, non-U.S. trusts and estates that have U.S. beneficiaries, individual retirement and other tax-deferred accounts, real estate investment trusts, certain former citizens or long-term residents of the United States subject to U.S. federal income tax as expatriates, persons holding senior notes that are redeemed using proceeds from this offering, persons holding the notes through a “hybrid entity,” or persons holding the notes as a hedge against currency risks, as a position in a “straddle” or as part of a “wash sale,” “hedging,” “conversion,” “constructive sale” or other “integrated” transaction for tax purposes.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of the notes, the U.S. federal income tax treatment of a partner in the partnership or an equity interest owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership. Thus, persons who for U.S. federal income tax purposes are treated as partners in a partnership or equity interest owners of another entity treated as a partnership holding any of the notes should consult their own tax advisors.

Under certain circumstances, the Issuer and the guarantors will be discharged from any and all obligations in respect of the Indenture. Such discharge may be treated as a taxable exchange for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the U.S. federal, state and local tax consequences of such a discharge.

As described above in “Description of Notes—Optional Redemption,” the terms of the notes provide for payments by the Issuer in excess of stated interest or principal, or prior to their scheduled payment dates, under certain circumstances. The possibility of such payments may implicate special rules under the Treasury Regulations governing “contingent payment debt instruments.” According to those Treasury Regulations, the possibility that such payments of excess or accelerated amounts will be made will not affect the amount of income a Holder recognizes in advance of the payment of such excess or accelerated amounts, if, in the aggregate, there is only a remote chance as of the date the notes are issued that such payments will be made or if such payments are considered to be incidental. We intend to take the position that the likelihood that such payments will be made is remote or that such payments are incidental, in each case, within the meaning of the applicable Treasury Regulations and therefore the notes do not constitute contingent payment debt instruments. The remainder of this discussion assumes that this position will be respected. Our position that the notes do not constitute contingent payment debt instruments is binding on a Holder unless such Holder discloses its contrary position to the IRS in the manner required by the applicable Treasury Regulations. Our position is not, however, binding on the IRS. If the IRS were to challenge this position successfully, a Holder might be required, among other things, to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and (2) treat as ordinary income rather than capital gain any income recognized on the taxable disposition of a note. In the event that a contingency described above occurs, it could affect the timing, amount and/or character of the income or loss recognized by a Holder. Prospective investors should consult their own tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELEVANT TO U.S. AND NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX LAWS.

U.S. Holders of the Notes

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a note offered hereby that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia (and certain non-U.S. entities taxed as U.S. corporations under specialized sections of the Code);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person.

Interest on the Notes. It is expected, and this discussion assumes, that the offering price of the notes will be equal to the stated principal amount or, if the offering price is less than the stated principal amount, the difference will be less than a de minimis amount of original issue discount for U.S. federal income tax purposes (as set forth in the applicable Treasury Regulations). Accordingly, payments of stated interest on a note will generally be taxable to U.S. Holders as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Disposition of Notes. Upon the sale, exchange, redemption, retirement or other taxable disposition of a note offered hereby (collectively, a “Disposition”), a U.S. Holder generally will recognize taxable gain or loss equal to the difference, if any, between (i) the sum of all cash plus the fair market value of all other property received on such Disposition (other than amounts properly attributable to accrued and unpaid interest, which, to the extent not previously included in income, will be taxable as ordinary interest income) and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount that such U.S. Holder paid for the note. Any gain or loss recognized on the Disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the Disposition, the U.S. Holder held the note for a period of more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, will generally be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. Information reporting generally will apply to certain payments of interest on the notes and to payments of the proceeds of a Disposition of a note paid to a U.S. Holder unless such U.S. Holder is an exempt recipient. In general, a U.S. Holder may be subject to U.S. federal backup withholding (currently at a rate of 24%) on such payments on the notes and the proceeds of a Disposition of a note if such U.S. Holder fails to (i) provide a properly completed and executed IRS Form W-9 to the applicable withholding agent providing such U.S. Holder’s correct taxpayer identification number and complying with certain certification requirements or (ii) otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s U.S. federal income tax liability; provided that the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for establishing such exemption, if applicable.

Non-U.S. Holders of the Notes

As used in this discussion, the term “non-U.S. Holder” means a beneficial owner of a note offered hereby that is not, for U.S. federal income tax purposes, a U.S. Holder as defined above, other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes.

Interest on the Notes. Subject to the discussion below under “—Backup Withholding, Information Reporting and Other Reporting Requirements,” payments of interest on the notes to a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:

•

such interest is not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (or, if required under an applicable income tax treaty, such payments are not attributable to a permanent establishment maintained by such non-U.S. Holder in the United States);

•

the non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury Regulations;

•	the non-U.S. Holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; and

•

either (i) the beneficial owner of the notes provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, certifying, under penalties of perjury, that it is not a “United States person” (as defined in the Code) and providing its name and address and renews the certificate periodically as required by the Treasury Regulations, or (ii) a financial institution that holds the notes on behalf of the non-U.S. Holder certifies to the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, from the beneficial owner and provides the applicable withholding agent with a copy thereof.

If a non-U.S. Holder does not satisfy the requirements of the “portfolio interest exemption” described above, payments of interest on the notes made to such non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), unless such interest is effectively connected with such non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. Holder in the United States) and such non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI. In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. Holder generally must furnish to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable. Non-U.S. Holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Interest paid to a non-U.S. Holder that is effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (and, if required under an applicable income tax treaty, is attributable to a permanent establishment maintained by such non-U.S. Holder in the United States) generally will not be subject to the U.S. federal withholding tax discussed above; provided that the non-U.S. Holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. Holder were a “United States person” as defined under the Code, unless an applicable income tax treaty provides otherwise. A non-U.S. Holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Disposition of Notes. Subject to the discussion below under “—Backup Withholding, Information Reporting and Other Reporting Requirements,” generally, any gain realized on the Disposition of a note by a non-U.S. Holder (other than amounts properly attributable to accrued and unpaid interest, which, to the extent not previously included in income, generally will be treated as described under “—Non-U.S. Holders of the Notes—Interest on the Notes”) will not be subject to U.S. federal income or withholding tax unless: (i) such gain is effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (and, if required under an applicable income tax treaty, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by such non-U.S. Holder in the United States), in which event such gain generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. Holder were a U.S. person, or (ii) such non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the Disposition and certain other conditions are met, in which event such gain (net of certain U.S.-source capital losses, if any, of the non-U.S. Holder) generally will be subject to U.S. federal income tax at a 30% flat rate (or such lower rate as may be specified under an applicable income tax treaty).

Backup Withholding, Information Reporting and Other Reporting Requirements. U.S. backup withholding tax (currently at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest paid to a non-U.S. Holder generally will be exempt from backup withholding if the non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, or otherwise establishes an exemption.

In addition, we must report annually to the IRS and to each non-U.S. Holder the amount of interest paid to such non-U.S. Holder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S.

Holder resides or is established under the provisions of an applicable tax treaty or agreement with those tax authorities.

Under the Treasury Regulations, the payment of proceeds from the Disposition of a note by a non-U.S. Holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless such non-U.S. Holder provides a properly completed and executed IRS Form W-8BEN or W-8BEN-E, or other applicable IRS Form W-8 (or successor form), as applicable, certifying such non-U.S. Holder’s non-U.S. status or otherwise establishes an exemption. The payment of proceeds from the Disposition of a note by a non-U.S. Holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding), unless such non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8 (or successor form), as applicable, certifying such non-U.S. Holder’s non-U.S. status or otherwise establishes an exemption. Backup withholding will apply if the Disposition is subject to information reporting and the broker has actual knowledge that the non-U.S. Holder is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

THE FOREGOING DISCUSSION DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO INVESTORS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES THAT WOULD RESULT FROM THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

UNDERWRITING

Goldman Sachs & Co. LLC, Barclays Capital Inc., BofA Securities, Inc. and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, the Issuer has agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the Issuer, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes	Principal Amount of Notes
Goldman Sachs & Co. LLC.	$	$
Barclays Capital Inc.	$	$
BofA Securities, Inc.	$	$
Wells Fargo Securities, LLC	$	$

Total	$	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of   % of the principal amount of the     notes and   % of the principal amount of the     notes. The underwriters may allow, and such other dealers may reallow, a concession not in excess of   % of the principal amount of the     notes and   % of the principal amount of the     notes to certain other dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The underwriting discount to be paid by us to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes) is   % per     note and      % per     note.

The expenses of the offering, not including the underwriting discount, are estimated at $     and are payable by us. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $20,000.

New Issue of Notes

The notes are a new issue of securities with no established trading market. The Issuer does not intend to apply for the listing of the notes on any national securities exchange. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made against payment therefor on or about      , 2025, which will be the       business day following the date of pricing of the notes (such settlement cycle being referred to as “T+     ”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the business day before the settlement date will be required to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day before the date of delivery should consult their own advisors.

No Sales of Similar Securities

We have agreed that we will not, for a period of 30 days after the date of this prospectus supplement, without first obtaining the prior written consent of the representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Specifically, certain underwriters and/or their affiliates serve in various roles under the Issuer’s Revolving Credit Facility and may serve in various roles under the New Term Loan Facility (if funded).

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered by the Issuer hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

This prospectus supplement has not been approved by an authorised person in the United Kingdom and is for distribution only to, and is directed only at, persons who (i) are outside the United Kingdom, (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (iii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is permitted only by relevant persons and will be engaged in only with relevant persons.

UK PRIIPs Regulation / Prohibition of Sales to UK Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets

Act 2000, as amended (the “FSMA”), and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”); or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and, therefore, offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This offering circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering circular (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon by Wachtell, Lipton, Rosen & Katz. Certain legal matters with respect to the notes offered hereby will be passed upon for the underwriters by Latham  & Watkins LLP, Austin, Texas.

EXPERTS

The audited consolidated financial statements of Viper Energy and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference into this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Tumbleweed-Q Royalty Partners, LLC, MC Tumbleweed Royalty, LLC and Tumbleweed Royalty IV, LLC incorporated by reference into this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited statements of revenues and direct operating expenses attributable to certain mineral and royalty interests of Diamondback. and several of its subsidiaries, Endeavor, 1979 Royalties LP and 1979 Royalties GP, LLC (the “Endeavor Mineral and Royalty Interests”) incorporated by reference into this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

Information incorporated by reference into this prospectus supplement regarding estimated quantities of proved reserves, future production and income attributable to certain royalty interests of Viper Energy and its subsidiaries is based upon estimates of such reserves, future production and income prepared by Diamondback’s internal reservoir engineers and audited by Ryder Scott Company, L.P., an independent petroleum engineering firm. This information is incorporated by reference in this prospectus supplement in reliance upon the authority of such firm as experts in these matters.

Information incorporated by reference into this prospectus supplement regarding estimates of total proved reserves, future production and income attributable to the Endeavor Mineral and Royalty Interests is based upon estimates of such reserves, future production and income prepared by Diamondback’s internal reserve engineers and audited by Ryder Scott Company, L.P., an independent petroleum engineering firm. This information is incorporated by reference in this prospectus supplement in reliance upon the authority of such firm as experts in these matters.

The consolidated financial statements of Sitio as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The information incorporated by reference herein regarding estimated quantities of proved reserves of Sitio and related future net cash flows related to those reserves as of December 31, 2024 incorporated by reference herein were based upon a reserve report audited by independent petroleum engineers, Cawley, Gillespie & Associates, Inc. Such estimates have been so incorporated in reliance on the authority of such firm as an expert in such matters.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus supplement. Any statement contained in a document that is incorporated by reference into this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC (except, with respect to any Current Report on Form 8-K, Item 2.02 or Item 7.01 of Form 8-K):

•	Viper Energy’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025;

•	Viper Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 7, 2025;

•

the information specifically incorporated by reference into Viper Energy’s Annual Report on Form 10-K for the fiscal year ended December  31, 2024 from Viper Energy’s definitive proxy statement on Schedule 14A, filed on April 10, 2025, including any portion of any subsequent reports on Form 8-K filed for the purposes of updating such information; and

•

Viper Energy’s Current Reports on Form 8-K filed with the SEC on January 30, 2025, February  3, 2025, February  20, 2025, April  23, 2025, May 5, 2025 (SEC Film No.  25911152), May  20, 2025, June  4, 2025, June  12, 2025 and June 30, 2025 (other than documents or portions of those documents deemed to be furnished but not filed).

In addition, we incorporate by reference the audited consolidated financial statements of Tumbleweed-Q Royalty Partners, LLC and MC Tumbleweed Royalty, LLC, acquired by the Issuer on September 3, 2024, and Tumbleweed Royalty IV, LLC from whom the Issuer acquired TWR IV, LLC and TWR IV SellCo, LLC on October 1, 2024, in each case as of and for the year ended December 31, 2023, incorporated by reference into this prospectus supplement in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, which audited financial statements are included as Exhibits 99.2, 99.3 and 99.4, respectively, to Viper Energy’s Current Report on Form 8-K, filed with the SEC on September 11, 2024.

We also incorporate by reference the unaudited consolidated financial statements of Tumbleweed-Q Royalty Partners, LLC as of and for the six months ended June 30, 2024 and the unaudited consolidated financial statements of MC Tumbleweed Royalty, LLC as of and for the six months ended June 30, 2024, which are included as Exhibits 99.5 and 99.6, respectively to Viper Energy’s Current Report on Form 8-K, filed with the SEC on September 11, 2024.

In addition, we incorporate by reference the audited statements of revenues and operating expenses for the Endeavor Mineral and Royalty Interests subject to the Drop Down for the years ended December 31, 2024 and December 31, 2023, incorporated by reference into this prospectus supplement from Viper Energy’s Definitive Proxy Statement on Schedule DEFM 14A filed with the SEC on March 31, 2025, in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, which audited statements of revenues and direct operating expenses are included in such filing beginning on page F-1.

Further, we incorporate by reference into this prospectus supplement certain estimates of total proved reserves, future production and income attributable to the Endeavor Mineral and Royalty Interests based upon estimates of such reserves, future production and income as of December 31, 2024 and 2023 prepared by Diamondback’s internal reserve engineers and audited by Ryder Scott Company, L.P., an independent petroleum engineering firm, incorporated by reference into this prospectus supplement from Viper Energy’s Definitive Proxy Statement on Schedule DEFM 14A filed with the SEC on March 31, 2025, in reliance upon the authority of such firm as experts in these matters, which reserve reports are included in such filing immediately following the statements of revenues and direct operating expenses of the Endeavor Mineral and Royalty Interests.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of this prospectus supplement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, will be considered to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 of the Exchange Act with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus supplement, unless otherwise indicated on such Form 8-K.

We will furnish without charge to you, on written or oral request, a copy of any documents incorporated by reference, including any exhibits to such documents. Copies of any of the documents we file with the SEC may be obtained free of charge on our website, the SEC’s website, by contacting Secretary, Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701 or by calling (432) 221-7400.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.

Prospectus

Viper Energy, Inc.

Guarantees of Debt Securities

Viper Energy Partners LLC

Debt Securities

New Cobra Pubco, Inc.

Guarantees of Debt Securities

By this prospectus, we may offer from time to time debt securities in one or more series issued by Viper Energy Partners LLC (the “Issuer”). This prospectus provides you with a general description of the debt securities. Viper Energy, Inc. (“Viper Energy”) will fully and unconditionally guarantee the payment obligations under any series of debt securities offered by this prospectus. Following the consummation of the pending acquisition of Sitio Royalties Corp. (“Sitio” and such acquisition, the “Sitio Acquisition”), as discussed in further detail below in the section entitled “Our Company—Recently Completed and Pending Acquisitions,” the payment obligations under any series of debt securities offered by this prospectus will be jointly and severally fully and unconditionally guaranteed by both Viper Energy and New Cobra Pubco, Inc. (“New Viper,” and together with Viper Energy, the “Guarantors”), as applicable. Unless otherwise stated herein, we refer to our debt securities and the guarantees of our debt securities that may be offered pursuant to this prospectus collectively as the “debt securities.”

This prospectus describes the general terms of the debt securities that may be offered by us by this prospectus and the general manner in which we may offer such debt securities. The specific terms of any debt securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the debt securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, all documents incorporated by reference into this prospectus and any applicable prospectus supplement before you invest in the debt securities.

Viper Energy’s Class A common stock is listed on The Nasdaq Global Select Market under the symbol “VNOM.” Upon completion of the Sitio Acquisition, as discussed in further detail below in the section entitled “Our Company—Recently Completed and Pending Acquisitions,” Viper Energy will be renamed and will become a direct wholly owned subsidiary of New Viper, which will be renamed “Viper Energy, Inc.,” and former Viper Energy stockholders and former Sitio stockholders will own stock in New Viper, which is expected to be listed for trading on the Nasdaq Stock Market. Our principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, Texas 79701, and our telephone number is (432) 221-7400.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4.

We may sell the debt securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The supplements to this prospectus will specify the names of and arrangements with any underwriters, dealers or agents, as applicable.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 9, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the SEC, as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)), using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any of the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. As permitted by the rules of the SEC, this prospectus does not contain all the information required to be set forth in the registration statement. Each time we offer debt securities covered by this prospectus, to the extent required, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. That prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any of the debt securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described in this prospectus under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

References in this prospectus or any prospectus supplement to (i) the “Issuer” refers to Viper Energy Partners LLC, the Company’s operating subsidiary and a Delaware limited liability company, (ii) “Viper Energy” refers to Viper Energy, Inc., a Delaware corporation, (iii) “New Viper” refers to New Cobra Pubco, Inc., a Delaware corporation (which is expected to be renamed as “Viper Energy, Inc.” following the closing of the Sitio Acquisition), (iv) “the Company,” “we,” “our,” “us” or like terms refer to Viper Energy individually and collectively with the Issuer and Viper Energy’s and the Issuer’s subsidiaries and, following the completion of the Sitio Acquisition, will refer to New Viper individually and collectively with the Issuer and New Viper’s and the Issuer’s subsidiaries, in each case, as the context requires, (v) “Diamondback” refers individually to Diamondback Energy, Inc. and collectively to Diamondback Energy, Inc. and its subsidiaries other than the Company, New Viper and the Issuer and their respective subsidiaries, in each case, as the context requires, and (vi) “Diamondback E&P” refers to Diamondback E&P LLC, a wholly owned subsidiary of Diamondback.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding our: future performance; business strategy; future operations; estimates and projections of operating income, losses, costs and expenses, returns, cash flow, and financial position; production levels on properties in which we have mineral and royalty interests, developmental activity by other operators; reserve estimates and our ability to replace or increase reserves; anticipated benefits of the pending Sitio Acquisition or of other strategic transactions (including other acquisitions or divestitures); and plans and objectives of management (including Diamondback’s plans for developing our acreage, our cash dividend policy and repurchases of shares of our Class A common stock and/or senior notes) are forward-looking statements. When used in this prospectus, including documents incorporated by reference, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions (including the negative of such terms) as they relate to us are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although we believe that the expectations and assumptions reflected in our forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, forward-looking statements are not guarantees of our future performance. In particular, the factors discussed in this prospectus under the heading “Risk Factors” and detailed in Viper Energy’s Annual Report on Form 10-K for the year ended December 31, 2024, as may be supplemented in our subsequent periodic and current reports filed with the SEC, could affect our actual results and cause our actual results to differ materially from expectations, estimates or assumptions expressed, forecasted or implied in such forward-looking statements. Factors that could cause our outcomes to differ materially include (but are not limited to) the following:

•	changes in supply and demand levels for oil, natural gas, and natural gas liquids and the resulting impact on the price for those commodities;

•	the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions;

•	actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic or diplomatic developments;

•	changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates, inflation rates or instability in the financial sector;

•

regional supply and demand factors, including delays, curtailment delays or interruptions of production on our mineral and royalty acreage, or governmental orders, rules or regulations that impose production limits on such acreage;

•	federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations;

•	physical and transition risks relating to climate change;

•

restrictions on the use of water, including limits on the use of produced water by our operators and new requirements for new Class II produced water well permits recently imposed by the Texas Railroad Commission in an effort to enhance the integrity of the underground disposal of produced water in the Permian Basin;

•	significant declines in prices for oil, natural gas or natural gas liquids, which could require recognition of significant impairment charges;

•	changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers, and any resulting trade tensions;

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•

conditions in the capital, financial and credit markets, including the availability and pricing of capital for drilling and development by our operators and environmental and social responsibility projects undertaken by Diamondback and our other operators;

•	changes in availability or cost of rigs, equipment, raw materials, supplies and oilfield services impacting our operators;

•

changes in safety, health, environmental, tax, and other regulations or requirements impacting us or our operators (including those addressing air emissions, water management or the impact of global climate change);

•

security threats, including cybersecurity threats and disruptions to our business and operations from breaches of Diamondback’s information technology systems, or from breaches of information technology systems of our operators or third parties with whom we transact business;

•	lack of, or disruption in, access to adequate and reliable transportation, processing, storage and other facilities impacting our operators;

•	severe weather conditions and natural disasters;

•	acts of war or terrorist acts and the governmental or military response thereto;

•	changes in the financial strength of counterparties to the credit facilities and hedging contracts of the Issuer;

•	changes in our credit rating;

•	risks associated with the pending Sitio Acquisition, including failure to consummate the Sitio Acquisition or realize the anticipated benefits from the Sitio Acquisition;

•	risks associated with our recently completed acquisitions discussed in this prospectus or our filings with the SEC incorporated by reference herein; and

•

the other risk factors discussed in this prospectus under the heading “Risk Factors” and in Viper Energy’s most recent Annual Report on Form 10-K incorporated herein by reference, as well as other risks and uncertainties that may be identified in our subsequent filings with the SEC.

The foregoing list of factors should not be construed as exhaustive. In light of these factors, the events anticipated by our forward-looking statements contained herein, or incorporated by reference, may not occur at the time anticipated or at all. Moreover, new risks emerge from time to time. We cannot predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements we may make. Accordingly, you should not place undue reliance on any forward-looking statements made or incorporated by reference into this prospectus. All forward-looking statements speak only as of the date of this prospectus or, if earlier, as of the date they were made. We do not intend to, and disclaim any obligation to, update or revise any forward-looking statements, unless required by applicable law.

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OUR COMPANY

Viper Energy is a publicly traded Delaware corporation focused on owning and acquiring mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin. Viper Energy operates in one reportable segment. Viper Energy owns substantially all of its assets and conducts substantially all of its operations through the Issuer. On November 13, 2023, Viper Energy converted its legal status from a Delaware limited partnership into a Delaware corporation. As of the date of this prospectus, New Viper, is a wholly owned subsidiary of Viper Energy and was formed on June 2, 2025, for the purpose of engaging in the Sitio Acquisition.

Viper Energy’s Class A common stock is listed on The Nasdaq Global Select Market under the symbol “VNOM.” Upon completion of the Sitio Acquisition, as discussed in further detail below in the section entitled “—Recently Completed and Pending Acquisitions,” Viper Energy will become a direct wholly owned subsidiary of New Viper, which will be renamed “Viper Energy, Inc.,” and former Viper Energy stockholders and former Sitio stockholders will own stock in New Viper, which is expected to be listed for trading on the Nasdaq Stock Market.

Our principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, Texas 79701 and our telephone number at that address is (432) 221-7400. Our website address is www.viperenergy.com. Information contained on our website does not constitute part of this prospectus.

Recently Completed and Pending Acquisitions

Drop Down Transaction

On January 30, 2025, Viper Energy and the Issuer, as buyer parties, entered into a definitive equity purchase agreement (the “Drop Down Purchase Agreement”) with Endeavor Energy Resources, L.P. (“Seller”) and 1979 Royalties, LP and 1979 Royalties GP, LLC (together, the “Endeavor Subsidiaries”), as seller parties, each of which is a subsidiary of Viper Energy’s parent, Diamondback. The Drop Down Purchase Agreement provided for the acquisition by the Issuer of all of the issued and outstanding equity interests of the Endeavor Subsidiaries under the terms and conditions of such agreement (the “Drop Down”).

On May 1, 2025, Viper Energy and the Issuer completed the Drop Down for total consideration consisting of (i) $1.0 billion in cash and (ii) the issuance to Seller of 69,626,640 units representing limited liability company interests in the Issuer (“OpCo Units”) and an equivalent number of shares of Viper Energy’s Class B common stock, subject to transaction costs and certain customary post-closing adjustments. The OpCo Units and shares of Viper Energy Class B common stock issued at the closing of the Drop Down are exchangeable from time to time for Viper Energy’s Class A common stock (that is, one OpCo Unit and one share of Viper Energy Class B common stock, together, are exchangeable for one share of Viper Energy Class A common stock). The mineral and royalty interests acquired by the Issuer in the Drop Down represent approximately 22,847 net royalty acres in the Permian Basin (the “Endeavor Mineral and Royalty Interests”), approximately 69% of which are currently operated by Diamondback. Viper Energy funded the cash consideration for the Drop Down with proceeds from its previously reported underwritten public offering of shares of Viper Energy Class A common stock completed on February 3, 2025 and borrowings under the Issuer’s revolving credit facility.

Pending Sitio Acquisition

On June 2, 2025, Viper Energy and the Issuer entered into an Agreement and Plan of Merger (the “Sitio Merger Agreement”) with Sitio, Sitio Royalties Operating Partnership, LP, a Delaware limited partnership and a subsidiary of Sitio (“Sitio Opco”), New Viper, Cobra Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of New Viper (“Viper Merger Sub”), and Scorpion Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of New Viper (“Sitio Merger Sub”).

Pursuant to the terms of the Sitio Merger Agreement, New Viper will acquire Sitio in an all-equity transaction through: (i) the merger of Sitio Merger Sub with and into Sitio, with Sitio continuing as the surviving corporation and a wholly owned subsidiary of New Viper (the “Sitio Pubco Merger”), (ii) the merger of Viper Merger Sub with and into Viper Energy, with Viper Energy continuing as the surviving corporation and a wholly owned subsidiary of New Viper (the “Viper Pubco Merger” and, together with the Sitio Pubco Merger, the “Pubco Mergers”), and (iii) the merger of Sitio Opco with and into the Issuer, with the Issuer continuing as the surviving entity (the “Opco Merger” and, together with the Pubco Mergers, the “Mergers”), in each case on the terms set forth in the Sitio Merger Agreement.

On the terms and subject to the conditions set forth in the Sitio Merger Agreement:

•

at the effective time of the Sitio Pubco Merger (the “Sitio Pubco Merger Effective Time”), (A) each share of Sitio’s Class A common stock issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time will be cancelled and automatically converted into the right to receive 0.4855 fully paid and nonassessable shares of New Viper’s Class A common stock, and (B) each share of Sitio’s Class C common stock issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time will be automatically cancelled and cease to exist;

•

at the effective time of the Viper Pubco Merger (the “Viper Pubco Merger Effective Time”), (A) each share of Viper Energy’s Class A common stock issued and outstanding immediately prior to the Viper Pubco Merger Effective Time will be cancelled and automatically converted into one share of New Viper’s Class A common stock and (B) each share of Viper Energy’s Class B common stock issued and outstanding immediately prior to the Viper Pubco Merger Effective Time will be automatically cancelled and converted into one share of New Viper’s Class B common stock; and

•

following the Pubco Mergers, at the effective time of the Opco Merger (the “Opco Merger Effective Time”), (A) all common units representing limited partnership interests in Sitio Opco (“Sitio Opco Units”) held by Viper Energy, Sitio, New Viper, or any of their wholly owned subsidiaries immediately prior to the Opco Merger Effective Time shall automatically convert into 0.4855 common units representing limited liability company membership interests in the Issuer (the “Viper Opco Units”) and (B) each other Sitio Opco Unit issued and outstanding immediately prior to the Opco Merger Effective Time will be converted into the right to receive (i) 0.4855 Viper Opco Units and (ii) 0.4855 shares of New Viper’s Class B common stock.

As a result of the Mergers and as of the closing of the Mergers (the “Closing”), Viper Energy stockholders immediately prior to the Viper Pubco Merger Effective Time will own approximately 80% of the outstanding shares of New Viper’s common stock, and Sitio stockholders immediately prior to the Sitio Pubco Merger Effective Time will own approximately 20% of the outstanding shares of New Viper’s common stock. Following the Closing, New Viper will operate under the name “Viper Energy, Inc.” and have the same board of directors and executive officers as Viper Energy did prior to the Viper Pubco Merger.

The completion of the Mergers is subject to certain customary mutual conditions, including (i) the receipt of the required approvals from the stockholders of each of Sitio and Viper Energy, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any governmental order or law that makes consummation of the Mergers illegal or otherwise prohibited, (iv) New Viper’s registration statement on Form S-4 having been declared effective by the SEC under the Securities Act, and (v) the shares of New Viper’s Class A common stock issuable in connection with the Mergers having been authorized for listing on the Nasdaq Stock Exchange LLC, subject to official notice of issuance. The obligation of each party to consummate the Mergers is further conditioned upon certain of the parties’ representations and warranties being true and correct (subject to certain materiality exceptions), the absence of a material adverse effect on each party, the parties having performed in all material respects their respective obligations under the Sitio Merger Agreement, and the receipt by each party of certain tax opinions.

On June 2, 2025, following the execution of the Sitio Merger Agreement, Diamondback, Diamondback E&P and Endeavor Energy Resources, L.P., who together hold a majority of the voting power of Viper Energy’s common stock, delivered a written consent approving the Sitio Merger Agreement and the transactions contemplated thereby, which constitutes the requisite approval of the Viper Energy stockholders under the Sitio Merger Agreement.

A copy of the Sitio Merger Agreement is filed as an exhibit to our Current Report on Form 8-K filed on June 4, 2025, which filing is incorporated herein by reference. The foregoing description of the Sitio Acquisition and the Sitio Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sitio Merger Agreement. For more information regarding the Sitio Acquisition, see the Current Report referenced above and any subsequently filed documents that are incorporated herein by reference.

RISK FACTORS

Investment in the debt securities involves certain risks. You should carefully consider the factors disclosed in Part I, Item 1A. Risk Factors in Viper Energy’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025, and other factors discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in such Annual Report and in our subsequent filings with the SEC, including those incorporated by reference into this prospectus, before investing in the debt securities. You should also consider similar information contained in any annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed by us with the SEC after the date of this prospectus before deciding to invest in the debt securities. We will also include in any prospectus supplement a description of any other risk factors applicable to an offering contemplated by such prospectus supplement. Additional risks and uncertainties not known to us or that we view as immaterial may also impair our business. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. Please read “Cautionary Note Regarding Forward-Looking Statements.”

GUARANTOR DISCLOSURES

Viper Energy will fully and unconditionally guarantee debt securities of the Issuer as described in the section entitled “Description of Debt Securities.” Viper Energy owns substantially all of its assets and conducts substantially all of its operations through the Issuer and the Issuer is consolidated into Viper Energy’s financial statements.

Following the closing of the Sitio Acquisition, as described in the section entitled “Our Company—Recently Completed and Pending Acquisitions,” any series of debt securities offered by this prospectus will be jointly and severally fully and unconditionally guaranteed by both Viper Energy and New Viper, as described in the section entitled “Description of Debt Securities.” Following the closing of the Sitio Acquisition, New Viper will own substantially all of its assets and conduct substantially all of its operations through the Issuer and the Issuer will be consolidated into New Viper’s financial statements.

On January 4, 2021, the SEC’s amendments to Rule 3-10 of Regulation S-X and creation of Rule 13-01 to simplify disclosure requirements related to certain registered debt securities and subsidiary guarantees became effective. Viper Energy, the Issuer and New Viper have filed this prospectus with the SEC registering debt securities of the Issuer, which will be fully and unconditionally guaranteed by Viper Energy and, following the closing of the Sitio Acquisition, by both Viper Energy and New Viper. As a result of the amendments to Rule 3-10 of Regulation S-X, subsidiary issuers of obligations guaranteed by the parent company are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent company’s guarantee is “full and unconditional” and, subject to certain exceptions, the alternative disclosure required by Rule 13-01 of Regulation S-X is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the Issuer have not been presented or included in this prospectus.

Furthermore, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for the Issuer because the assets, liabilities and results of operations of the Issuer are not materially different than the corresponding amounts in Viper Energy’s consolidated financial statements incorporated by reference herein, and management believes that such summarized financial information would be repetitive and would not provide incremental value to investors.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, the Issuer intends to use the net proceeds from the sale of the debt securities covered by this prospectus and any applicable prospectus supplement for general corporate purposes, including, without limitation, repaying or refinancing all or a portion of its or any Guarantor’s (or their respective subsidiaries’) existing short-term and long-term debt, making acquisitions of assets, businesses or securities, capital expenditures and for working capital. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital.

DESCRIPTION OF DEBT SECURITIES

The debt securities that may be offered by this prospectus consist of notes issued by the Issuer, as well as guarantees or other evidences of indebtedness by Viper Energy and New Viper, as applicable. The Issuer may issue debt securities in one or more series under an indenture (the “Base Indenture”), to be entered into between the Issuer and Computershare Trust Company, National Association, as trustee (the “Trustee”), which Base Indenture may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of the Base Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) that are deemed to be a part of and govern the Base Indenture and any such supplemental indenture (collectively, with the Base Indenture, the “Indenture”). The term “Indenture” shall also include the terms of any particular series or specific debt securities within a series established as contemplated by the Indenture. The form of the Base Indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, is incorporated herein by reference.

The provisions of the Base Indenture will generally be applicable to all of the debt securities. Selected provisions of the Base Indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the person to whom any interest on a debt security will be payable, if other than the registered holder thereof on the regular record date therefor;

•	the date or dates on which the principal of the debt securities will be payable or the method of determination thereof and the amount of principal that will be payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, or contingent interest, if any, or the formula, method or provision pursuant to which such rate or rates are determined, and the date or dates from which such interest shall accrue or the method of determination thereof;

•	the dates on which interest will be payable and the regular record dates for interest payment dates;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable and the manner in which any payment may be made;

•

the Issuer’s option, if any, to redeem or prepay the debt securities, in whole or in part, the period or periods within which, and the price or prices at which, such redemption or prepayment may occur, and the other terms and conditions of any such redemptions or prepayments;

•

the Issuer’s obligation, if any, whether pursuant to a sinking fund or otherwise, to redeem, purchase, repurchase or offer to purchase or repurchase, the debt securities, in whole or in part, the period or periods within which, and the price or prices at which, such redemption, purchase or repurchase must occur, and the other terms and conditions of any such redemptions, purchases and repurchases;

•	the denominations in which the debt securities will be issuable, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•

if the amount of principal of or any premium or interest on any debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

•

if other than the currency of the United States of America, the currency, currencies, composite currency, composite currencies or currency units in which the principal of or any premium or interest on any debt securities shall be payable, or shall at the election of the Issuer or the holder thereof be payable, and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for the purposes of making payment in the currency of the United States of America and determining the outstanding amount of debt securities, and, in the case of an election, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities that will be payable upon acceleration of the maturity of the debt securities pursuant to an event of default;

•

if the principal amount payable at the maturity of any debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that shall be deemed to be the principal amount of such debt securities as of any such date, including the principal amount thereof that shall be due and payable upon any maturity other than the stated maturity or that shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•

if applicable, that the debt securities, in whole or any specified part, shall not be defeasible, and, if such debt securities may be defeased, in whole or in part, any provisions to permit a pledge of obligations other than U.S. government obligations (or the establishment of other arrangements) to satisfy the requirements for defeasance of such debt securities and, if other than by a board resolution, the manner in which any election by the Issuer to defease such debt securities shall be evidenced;

•

if applicable, that any debt securities shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends that shall be borne by any such global security in lieu of that set forth in the Base Indenture, any addition to, elimination of or other change in the circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of any such global security;

•

any addition to, elimination of or other change in the events of default that apply to any debt securities, any changes in the applicable notice or cure periods (which may be no period), and any change in the right of the Trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable, or the automatic acceleration of such principal amount;

•	any addition to, elimination of or other change in the covenants set forth in the Base Indenture that applies to any debt securities;

•

if applicable, that persons other than those specified in the Base Indenture shall have such benefits, rights, remedies and claims with respect to such debt securities, as and to the extent provided for such debt securities;

•

any change in the actions permitted or required to be taken by or on behalf of the holders of any debt securities, including any such change that permits or requires any or all such actions to be taken by or on behalf of the holders of any specific debt securities rather than or in addition to the holders of all debt securities;

•	any provisions for subordination of any debt securities to other obligations of the Issuer or any guarantor (including other debt securities issued under the Indenture);

•

whether payment of principal of and premium, if any, and interest, if any, on any debt securities shall be without deduction for taxes, assessments or governmental charges paid by holders of such debt securities;

•

if and as applicable, that any debt securities shall be issuable in whole or in part in the form of one or more global securities and, in such case, the depositary or depositaries for such global security or global securities and any circumstances other than those set forth in the Base Indenture in which any such global security may be transferred to, and registered and exchanged for debt securities registered in the name of, a person other than the depositary for such global security or a nominee thereof and in which any such transfer may be registered;

•

whether and under what circumstances the Issuer will pay additional amounts on any debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem the debt securities rather than pay such additional amounts;

•

if any debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•

whether any debt securities are to be convertible into or exchangeable for common stock or any other security or property, including, without limitation, securities of another person held by the Issuer or its affiliates, and, if so, the terms thereof;

•

any provisions necessary to permit or facilitate the issuance, payment or conversion of any debt securities that may be converted into securities or other property other than debt securities of the same series and of like tenor, whether in addition to, or in lieu of, any payment of principal or other amount and whether at the option of the Issuer or otherwise;

•

whether any debt securities will be guaranteed, and, if so, the terms and conditions of such guarantees, if such terms differ from those set forth in the Base Indenture, and the names of, or the method of determination or identification of, the guarantors, and any deletions from, or modifications or additions to, the provisions of the Base Indenture in connection with the guarantees of the debt securities of the series;

•	if other than the Trustee, the identity of the initial security registrar and any initial paying agent; and

•	any other terms of the debt securities and any guarantees of the debt securities.

The debt securities may have the benefit of guarantees (each, a “guarantee”) by any of the registrants under this registration statement, specified as a “guarantor” (each, a “guarantor”) in the prospectus supplement for the series of such debt securities. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable supplemental indenture.

The Issuer may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an “original issue discount security”) may be described in an applicable prospectus supplement.

If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.

Unless otherwise indicated in an applicable prospectus supplement:

•	the debt securities will be issued only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof; and

•

payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registrable, at the Issuer’s office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Form of Debt Securities

The Issuer will issue each debt security only in registered form, without coupons, unless the Issuer specifies otherwise in the applicable prospectus supplement. In addition, the Issuer will issue each debt security in global (i.e., book-entry) form only, unless the Issuer specifies otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this description mean those who own debt securities registered in their own names, on the books that the Issuer or the Trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which The Depository Trust Company (“DTC”) acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security.

Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.

The Issuer will make payment of principal of, and interest and premium, if any, on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest and premium, if any, on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

None of the Issuer, Viper Energy, New Viper, any other guarantor, any Trustee nor any of their respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive certificated debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and the Issuer has not appointed another institution to act as depositary within 90 days; or

•	the Issuer notifies the Trustee that it wishes to exchange that global security in whole.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive certificated debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. The Issuer, Viper Energy and New Viper expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above or in the applicable prospectus supplement, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive certificated form and will not be considered the holders of debt securities for any purpose under the Indenture. Except as provided above, no global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the Indenture.

The Issuer, Viper Energy and New Viper understand that, under existing industry practices, in the event that the Issuer may request any action of holders, or an owner of a beneficial interest in a global debt security desires to take any action that a holder is entitled to take under the debt securities or the Indenture, DTC would authorize the participants holding the relevant beneficial interests to take that action. Additionally, those participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and NYSE Amex Equities. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Investors may hold interests in the debt securities outside the United States of America through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include underwriters of debt securities offered by this prospectus. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include underwriters of debt securities offered by this prospectus. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

The Issuer, Viper Energy and New Viper have provided the descriptions herein of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. The Issuer, Viper Energy and New Viper believe that the sources from which the information in this section and elsewhere in this prospectus concerning DTC, Euroclear, Euroclear SA/NV, Euroclear Clearance Systems S.C., Euroclear’s system, Clearstream and Clearstream’s system has been obtained are reliable, but neither the Issuer, Viper Energy, New Viper, any underwriters nor the Trustee takes any responsibility for the accuracy of the information.

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds. Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on the following business day. Cash received in Euroclear or Clearstream as a result of sales of debt securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Certain Covenants

Maintenance of Office or Agency

The Issuer will be required to maintain an office or agency in each place of payment for each series of debt securities, for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, conversion or exchange.

Paying Agents, etc.

If the Issuer acts as its own paying agent with respect to any series of debt securities, on or before each due date of the principal of or any premium or interest on any of the debt securities of that series, the Issuer will be required to segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sum is paid to such persons or otherwise disposed of as provided in the Indenture and will promptly notify the Trustee in writing of the Issuer’s action or failure to act. If the Issuer has one or more paying agents for any series of debt securities, on each due date of the principal of or any premium or interest on any debt securities of that series, the Issuer will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the Trustee, to promptly notify the Trustee in writing of the Issuer’s action or failure to act. Any money deposited with a paying agent or the Trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed for two years after the principal or any premium or interest has become due and payable may be repaid to the Issuer, subject to applicable escheatment laws, and thereafter the holder of those debt securities may look only to the Issuer for payment thereof.

Issuer Consolidation, Merger, Sale, Conveyance, Transfer or Lease

The Issuer will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets on a consolidated basis to, any person, unless:

(1)

the resulting, surviving or transferee person (the “Successor Company”) will be a corporation, limited liability company, partnership, trust or other entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia;

(2)

the Successor Company (if not the Issuer) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of the Indenture on the part of the Issuer to be performed or observed and, for each debt security that by its terms provides for conversion, shall have provided for the right to convert such debt security in accordance with its terms;

(3)

immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Issuer or any subsidiary as a result of such transaction as having been incurred by the Issuer or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

(4)

the Issuer has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Upon any consolidation of the Issuer with, or merger of the Issuer with or into, or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company on a consolidated basis to, any person, in each case in accordance with the foregoing covenant, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if the Successor Company had been named as the Issuer in the Indenture, and thereafter the predecessor Issuer shall be relieved of all obligations and covenants under the Indenture and the debt securities, except in the case of a lease of all or substantially all of the properties and assets of the Issuer on a consolidated basis, in which case the predecessor Issuer shall not be released from the obligation to pay the principal of, any premium on, and interest on the debt securities.

Events of Default

The following will be events of default under the Indenture with respect to debt securities of a given series (whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)	default in any payment of interest on any debt securities of that series when due and payable, continued for 30 days;

(2)

default in the payment of the principal of or premium, if any, on any debt securities of that series when due and payable at its stated maturity, upon optional redemption, upon acceleration or otherwise;

(3)	failure by the Issuer to comply for 180 days after notice as provided below with the covenant related to financial reporting contained in the Indenture;

(4)	failure by the Issuer to comply for 90 days after notice as provided below with its agreements (other than the agreements that are the subjects of clauses (1)-(3) above) contained in the Indenture;

(5)

default under any mortgage, indenture or similar instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Issuer or any guarantor (or the payment of which is guaranteed by the Issuer or any guarantor), other than indebtedness owed to a subsidiary, whether such indebtedness or guarantee now exists upon or is created after the issue date of that series of debt securities, which default:

a.	is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (“payment default”); or

b.	results in the acceleration of such indebtedness prior to its maturity;

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there is an outstanding uncured payment default or the maturity of which has been and remains so accelerated, as applicable, aggregates to $250.0 million or more;

(6)	specified events of bankruptcy, insolvency or reorganization involving the Issuer, Viper Energy or New Viper; and

(7)

any guarantee of the debt securities of that series ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or the guarantor denies or disaffirms its obligations under the Indenture or its guarantee of debt securities of that series, in each case unless the guarantee of debt securities of that series has been released pursuant to the terms of the Indenture.

The Trustee will be required to give to the holders of the debt securities of that series notice of all defaults or events of default within 90 days of a responsible officer of the Trustee obtaining actual knowledge thereof, except that other than in the case of a default of the character contemplated in clause (1) or (2) above, the Trustee may withhold notice if and so long as a committee of responsible officers of the Trustee in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.

Notwithstanding the foregoing, default under clause (3) or (4) above will not constitute an event of default with respect to a given series of debt securities until the Trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series notify the Issuer in writing of the default and the Issuer does not cure such default within the applicable time specified in clause (3) or (4) above after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

If an event of default (other than an event of default described in clause (6) above) with respect to the then outstanding debt securities of a series occurs and is continuing, the Trustee by written notice to the Issuer, or holders of at least 25% in principal amount of the then outstanding debt securities of such series by written notice to the Issuer and the Trustee, may, and the Trustee at the request of holders of at least 25% in principal amount of the then outstanding debt securities of that series shall, declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable. Such notice must specify the event of default and state that such notice is a “Notice of Acceleration.” Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest in respect of the debt securities of that series will be due and payable immediately.

In the event of a declaration of acceleration of the debt securities of a series because an event of default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the debt securities of that series shall be automatically annulled if (x) such indebtedness or guarantee is discharged in full (other than customary surviving contingent obligations) or (y) the default triggering such event of default pursuant to clause (5) above shall be remedied or cured by the Issuer or waived by the holders of the relevant indebtedness, in each case within 60 days after the written notice of declaration of acceleration of the debt securities of that series with respect thereto is received by the Issuer and if (1) the annulment of the acceleration of the debt securities would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing event of default, except nonpayment of principal, premium, if any, or interest on the debt securities that became due solely because of the acceleration of the debt securities of that series, have been cured or waived.

If an event of default described in clause (6) above occurs, the principal of, premium, if any, and accrued interest on the debt securities will become immediately due and payable automatically without any declaration or other action on the part of the Trustee or any holder.

At any time after a declaration of acceleration with respect to the debt securities of a series, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, holders of a majority in principal amount of the outstanding debt securities of that series may by notice to the Issuer, any guarantor of the debt securities of that series and the Trustee (including, without limitation, waivers and consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) waive all past defaults (except with respect to nonpayment of principal, premium, if any, or interest) and rescind any such acceleration with respect to the debt securities of that series and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Subject to the duty of the Trustee to act with the requisite standard of care during an event of default, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of debt securities of any series unless such holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of any debt securities of any series shall have any right to institute any proceeding with respect to the Indenture unless:

(1)	such holder has previously given the Trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)

holders of not less than 25% in principal amount of the outstanding debt securities of that series shall have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

(3)	such holders have offered to the Trustee security or indemnity satisfactory to it against any costs, expenses and liabilities to be incurred in compliance with such request;

(4)	the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(5)

no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to debt securities of such series. If an event of default has occurred and is continuing, the Trustee will be required in the exercise of its rights and powers to use the degree of care and skill that a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The Trustee may, however, refuse to follow any direction that the Trustee determines in good faith would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to security or indemnification satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with any request or direction.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series issued under the Indenture.

Amendment, Supplement and Waivers

Subject to certain exceptions, the Issuer and the Trustee may amend or supplement the Indenture (as it relates to the debt securities of any series and any guarantee) and the debt securities with the consent of the holders of a majority in principal amount of the debt securities affected by such amendment or supplement then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such debt securities) and any past default or compliance with any provisions of the Indenture (as it relates to the debt securities of any series and any guarantees) and the debt securities may be waived with the consent of holders of a majority in principal amount of the debt securities affected by such waiver then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such debt securities).

In addition, without the consent of any holder, the Issuer and the Trustee may amend or supplement the Indenture as it relates to any series of debt securities (including any guarantee) and the debt securities of any series to:

•	cure any ambiguity, omission, defect or inconsistency;

•	provide for the assumption by a successor entity of the obligations of the Issuer under the Indenture (as it relates to the debt securities) or the debt securities in accordance with the Indenture;

•

provide for or facilitate the issuance of uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Code);

•

add guarantees with respect to the debt securities of any series, evidence the release of a guarantor from its guarantee or provide for the assumption by a successor entity of the obligations of a guarantor in accordance with the applicable provisions of the Indenture;

•	secure the debt securities of any series or any guarantee thereof;

•

add covenants of the Issuer or other obligor for the benefit of the holders of all or any series of debt securities under the Indenture (as it relates to such debt securities) or such debt securities, as the case may be, or events of default for the benefit of the holders of all or any series of debt securities or to make other changes that would provide additional rights to the holders of all or any series of debt securities or to surrender any right or power conferred upon the Issuer or other such obligor;

•

make any change that does not adversely affect the legal or contractual rights of any holder of debt securities of a series under the Indenture (as it relates to such debt securities) or such debt securities;

•

evidence and provide for the acceptance of an appointment under the Indenture (as it relates to the debt securities) of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture (as it relates to the debt securities);

•	provide for the issuance of additional debt securities permitted to be issued under the Indenture (as it relates to the debt securities);

•	comply with the rules of any applicable securities depositary; or

•

conform the text of the Indenture (as it relates to the debt securities and any guarantee), the debt securities or any guarantee to any provision of the section of the accompanying base prospectus entitled “Description of Debt Securities” or the section (or comparable section) in any offering memorandum, prospectus or prospectus supplement of the Issuer prepared from time to time with respect to the offer and sale of debt securities of any series entitled “Description of Notes” to the extent that such provision in the “Description of Notes” or the “Description of Debt Securities” was intended to be a verbatim recitation of a provision of the Indenture (as it relates to the debt securities or any guarantee), the debt securities or any guarantee, which intent shall be established by an officer’s certificate (other than to the extent superseded by the “Description of Debt Securities” (or comparable section) in any offering memorandum, prospectus or prospectus supplement of the Company prepared form time to time with respect to the offer and sale of debt securities).

However, without the consent of each holder of an outstanding debt security affected thereby, no amendment, supplement or waiver may (with respect to any debt securities held by any non-consenting holder):

•	reduce the principal amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•	reduce the stated rate of interest or extend the stated time for payment of interest on any debt security;

•	reduce the principal of or extend the maturity of any debt security;

•

waive a default or event of default in the payment of principal of, premium, if any, or interest on the debt securities (except a rescission of acceleration of any debt securities by holders of a majority in aggregate principal amount of the then outstanding debt securities with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

•

reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may be redeemed, whether through an amendment or waiver of the provisions of the Indenture governing redemption, related definitions or otherwise;

•	make any debt security payable in money other than that stated in the debt security;

•

impair the right of any holder to receive payment of principal, premium, if any, and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

•	modify any guarantee of the debt securities in any manner adverse to the holders of the debt securities; or

•	make any change in the amendment or waiver provisions of the Indenture that require each holder’s consent.

The consent of the holders will not be necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It will be sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. A consent to any amendment, supplement or waiver under the Indenture by any holder of debt securities given in connection with a tender of such holder’s debt securities will not be rendered invalid by such tender.

Defeasance

The Issuer at any time will be able to terminate all of its and any guarantor’s obligations under the debt securities of any series and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities of any series.

The Issuer will be able to at any time terminate its and any guarantor’s obligations to comply with certain covenants described above under “—Certain Covenants” and certain covenants of any outstanding series of debt securities that may be contained in any applicable prospectus supplement, and may omit to comply with such covenants without creating an event of default (“covenant defeasance”). The Issuer will be able to exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

In order to exercise either defeasance option, the Issuer will be required to irrevocably deposit or cause to be deposited in trust (the “defeasance trust”) with the Trustee cash in U.S. dollars, U.S. government obligations, or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest and, solely in the case of U.S. government obligations, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, in either case expressed in a written certification thereof delivered to the Trustee (or if such a firm declines or refuses to express such opinion, a certificate from the chief financial officer of the Issuer)) to pay and discharge all principal, premium, if any, and interest on the debt securities of any series not delivered to the trustee for cancellation to redemption or maturity, as the case may be, and will be required to comply with certain other conditions, including, without limitation, delivery to the Trustee of an opinion of counsel (subject to customary assumptions and exclusions) to the effect that holders of such series will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

Upon the effectiveness of a legal defeasance or covenant defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the Indenture in respect of the debt securities of that series, without any action by us, any guarantor or the Trustee, and without the consent of the holders of any debt securities.

Satisfaction and Discharge

The Indenture shall upon request of the Issuer cease to be of further effect with respect to the debt securities of any series and any guarantees of such debt securities (except as to any surviving rights of conversion, registration of transfer or exchange of any such debt security expressly provided for in the Indenture or in the terms of such debt security and as otherwise specified in the Indenture), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to such debt securities, when:

(1)	either:

(A)

all such debt securities theretofore authenticated and delivered (other than (i) debt securities that have been destroyed, lost or wrongfully taken and that have been replaced or paid and (ii) debt securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B)	all such debt securities not theretofore delivered to the Trustee for cancellation

(i)	have become due and payable, or

(ii)	will become due and payable at their stated maturity within one year, or

(iii)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or a guarantor in the case of (i), (ii) or (iii) of subsection (B) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds solely for the benefit of the holders of the debt securities, cash in U.S. dollars, U.S. government obligations, or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest and, solely in the case of U.S. government obligations, as certified in an officer’s certificate from the chief financial officer of the Issuer) to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be;

(2)	the Issuer and the guarantors (if any) have paid or caused to be paid all other sums payable under the Indenture by the Issuer and the guarantors (if any) with respect to such debt securities; and

(3)

the Issuer has delivered to the Trustee an officer’s certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent in the Indenture relating to the satisfaction and discharge of the Indenture with respect to such debt securities have been satisfied.

Notwithstanding the satisfaction and discharge of the Indenture with respect to debt securities of any series, certain obligations of the Issuer and the Trustee listed in the Indenture shall survive such satisfaction and discharge.

Payments

The Issuer will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

The Issuer will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, the Issuer will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

The Issuer will make payments on a debt security in non-global, registered form as follows. The Issuer will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the Trustee’s records as of the close of business on the regular record date. The Issuer will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed).

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, the Issuer will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank located in the contiguous United States of America, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, manager, member, partner, incorporator or stockholder of the Issuer or any guarantor or any employee or agent of any affiliate of Viper Energy, New Viper or the Issuer who has been seconded to Viper Energy, New Viper, the Issuer or any of their respective subsidiaries, as such, will have any liability for any obligations of the Issuer or any guarantor under the debt securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The Indenture will be, and the debt securities (and any guarantees thereof) will be, governed by and construed in accordance with the laws of the State of New York.

Guarantees

The debt securities of any series may be fully and unconditionally guaranteed by any of the registrants under this registration statement. Unless we specify otherwise in the applicable prospectus supplement, the Indenture will provide that the Issuer’s obligations under the debt securities will be fully and unconditionally guaranteed by Viper Energy and, following the closing of the Sitio Acquisition, New Viper. The obligations of Viper Energy and New Viper under any guarantee will be limited to the maximum amount permitted under applicable federal or state law.

A description of some of the terms of guarantees of a series of guaranteed debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest on each debt security of such series, all in accordance with the terms of such debt securities and the Indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the Indenture will contain provisions intended to limit the obligations of each guarantor under its guarantees and the Indenture to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such Indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

No guarantor shall consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets on a consolidated basis to any person, in each case in a transaction in which the successor person formed by such consolidation or merger or to which such sale, conveyance, transfer or lease is made is an affiliate of the Issuer (other than the Issuer or a guarantor), unless, in any such case:

(1)

the resulting, surviving or transferee person (the “Successor Guarantor”) shall be a corporation, limited liability company, partnership, trust, or other entity organized and validly existing under the laws of the United States, any State thereof or the District of Columbia;

(2)

the Successor Guarantor (if not the predecessor guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance or observance of every covenant of the Indenture and any guarantees on the part of such guarantor to be performed or observed;

(3)

immediately after giving effect to such transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

(4)

such guarantor has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the guarantee of the notes of any series will be automatically released and discharged (i) in connection with any covenant defeasance or legal defeasance of such series of debt securities as provided above under the caption “—Defeasance” or upon the satisfaction and discharge of such series of debt securities as provided above under the caption “—Satisfaction and Discharge,” (ii) upon the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture or (iii) upon delivery of an officer’s certificate to the Trustee certifying that such guarantor does not guarantee (or is substantially concurrently being released from its guarantee of) the obligations of the Issuer under any indebtedness for borrowed money and the Revolving Credit Facility (including any release that would be conditioned only on the release or discharge of the guarantee of the debt securities, other indebtedness for borrowed money and/or the Revolving Credit Facility).

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

Regarding the Trustee

The Indenture will provide that there may be more than one trustee under the Indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee under the Indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the Indenture. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. Except as provided above under the heading “Payments” or as otherwise provided in the applicable prospectus supplement, all payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee, which is initially the corporate trust office of the Trustee in St. Paul, Minnesota.

The Indenture will not prohibit the Trustee from serving as trustee under any other indenture to which the Issuer, Viper Energy or New Viper may be a party from time to time or from engaging in other transactions with us or such guarantor. If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and there is an event of default with respect to any series of debt securities, the Trustee must eliminate the conflict or resign.

PLAN OF DISTRIBUTION

We may sell the debt securities in and outside the United States of America (1) through underwriters or dealers, (2) directly to purchasers, (3) through agents or (4) a combination of any of these methods. The prospectus supplement will set forth the following information:

•	the title of the debt securities to be issued by us;

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the debt securities from us;

•	the net proceeds we will receive from the sale of the debt securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If we use underwriters in the sale of the debt securities, the underwriters will acquire the debt securities for their own account. The underwriters may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer debt securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the debt securities if they purchase any of them. The underwriters may sell debt securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The underwriters may change from time to time the public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the debt securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered debt securities sold for their account may be reclaimed by the syndicate if the offered debt securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the debt securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of debt securities, we may sell the debt securities to them as principals. They may then resell those debt securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the debt securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of these debt securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the debt securities directly. In that event, no underwriters or agents would be involved. We may also sell the debt securities through agents we designate from time to time. In addition, we may offer debt securities through at-the-market transactions. In the prospectus supplement, we will name any agent involved in the offer or sale of the debt securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those debt securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase debt securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with firms, agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the firms, agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each series of debt securities will be a new issue and will have no established trading market. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of debt securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of any debt securities will develop.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the debt securities offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the debt securities offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We file reports, proxy and information statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.

You can also find our SEC filings on our website at www.viperenergy.com. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference into this prospectus is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that Viper Energy has filed with the SEC (except, with respect to any Current Report on Form 8-K, Item 2.02 or Item 7.01 of Form 8-K):

•	Viper Energy’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025;

•	Viper Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 7, 2025;

•

the information specifically incorporated by reference into Viper Energy’s Annual Report on Form 10-K for the fiscal year ended December  31, 2024 from Viper Energy’s definitive proxy statement on Schedule 14A, filed on April 10, 2025, including any portion of any subsequent reports on Form 8-K filed for the purposes of updating such information; and

•

Viper Energy’s Current Reports on Form 8-K filed with the SEC on January 30, 2025, February  3, 2025, February  20, 2025, April  23, 2025, May 5, 2025 (SEC Film No.  25911152), May  20, 2025, June 4,  2025, June  12, 2025 and June 30, 2025 (other than documents or portions of those documents deemed to be furnished but not filed).

In addition, we incorporate by reference the audited consolidated financial statements of Tumbleweed-Q Royalty Partners, LLC and MC Tumbleweed Royalty, LLC, acquired by the Issuer on September 3, 2024, and Tumbleweed Royalty IV, LLC from whom the Issuer acquired TWR IV, LLC and TWR IV SellCo, LLC on October 1, 2024, in each case as of and for the year ended December 31, 2023, incorporated by reference into this prospectus in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, which audited financial statements are included as Exhibits 99.2, 99.3 and 99.4, respectively, to Viper Energy’s Current Report on Form 8-K, filed with the SEC on September 11, 2024.

We also incorporate by reference the unaudited consolidated financial statements of Tumbleweed-Q Royalty Partners, LLC as of and for the six months ended June 30, 2024 and the unaudited consolidated financial statements of MC Tumbleweed Royalty, LLC as of and for the six months ended June 30, 2024, which are included as Exhibits 99.5 and 99.6, respectively to Viper Energy’s Current Report on Form 8-K, filed with the SEC on September 11, 2024.

In addition, we incorporate by reference the audited statements of revenues and operating expenses for the Endeavor Mineral and Royalty Interests for the years ended December 31, 2024 and December 31, 2023, incorporated by reference into this prospectus from Viper Energy’s Definitive Proxy Statement on Schedule DEFM 14A filed with the SEC on March 31, 2025, in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, which audited statements of revenues and direct operating expenses are included in such filing beginning on page F-1.

Further, we incorporate by reference into this prospectus certain estimates of total proved reserves, future production and income attributable to the Endeavor Mineral and Royalty Interests based upon estimates of such reserves, future production and income as of December 31, 2024 and 2023 prepared by Diamondback’s internal reserve engineers and audited by Ryder Scott Company, L.P., an independent petroleum engineering firm, incorporated by reference into this prospectus from Viper Energy’s Definitive Proxy Statement on Schedule DEFM 14A filed with the SEC on March 31, 2025, in reliance upon the authority of such firm as experts in these matters, which reserve reports are included in such filing immediately following the statements of revenues and direct operating expenses of the Endeavor Mineral and Royalty Interests.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 of the Exchange Act with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus or any prospectus supplement, unless otherwise indicated on such Form 8-K.

We will furnish without charge to you, on written or oral request, a copy of any documents incorporated by reference, including any exhibits to such documents. Copies of any of the documents we file with the SEC may be obtained free of charge on our website, the SEC’s website, by contacting Secretary, Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, Texas 79701 or by calling (432) 221-7400.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities to be offered hereby offered by us will be passed upon by Wachtell, Lipton, Rosen & Katz. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements of Viper Energy and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference into this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Tumbleweed-Q Royalty Partners, LLC, MC Tumbleweed Royalty, LLC and Tumbleweed Royalty IV, LLC incorporated by reference into this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited statements of revenues and direct operating expenses attributable to certain mineral and royalty interests of Diamondback Energy, Inc. and several of its subsidiaries, Endeavor Energy Resources, LP, 1979 Royalties LP and 1979 Royalties GP, LLC (the “Endeavor Mineral and Royalty Interests”) incorporated by reference into this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

Information incorporated by reference into this prospectus regarding estimated quantities of proved reserves, future production and income attributable to certain royalty interests of Viper Energy and its subsidiaries is based upon estimates of such reserves, future production and income prepared by Diamondback’s internal reservoir engineers and audited by Ryder Scott Company, L.P., an independent petroleum engineering firm. This information is incorporated by reference into this prospectus in reliance upon the authority of such firm as experts in these matters.

Information incorporated by reference into this prospectus regarding estimates of total proved reserves, future production and income attributable to the Endeavor Mineral and Royalty Interests is based upon estimates of such reserves, future production and income prepared by Diamondback’s internal reserve engineers and audited by Ryder Scott Company, L.P., an independent petroleum engineering firm. This information is incorporated by reference into this prospectus in reliance upon the authority of such firm as experts in these matters.

The consolidated financial statements of Sitio as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The information incorporated by reference herein regarding estimated quantities of proved reserves of Sitio and related future net cash flows related to those reserves as of December 31, 2024 is based upon a reserve report audited by independent petroleum engineers, Cawley, Gillespie & Associates, Inc. Such estimates have been so incorporated in reliance on the authority of such firm as an expert in such matters.

$

Viper Energy Partners LLC

$     % Senior Notes due

$     % Senior Notes due

guaranteed by

Viper Energy, Inc.

and

following the consummation of the pending Sitio Acquisition, by both Viper Energy, Inc. and New Cobra Pubco, Inc.

PRELIMINARY PROSPECTUS SUPPLEMENT

     , 2025

Joint Book-Running Managers

Goldman Sachs & Co. LLC	Barclays	BofA Securities	Wells Fargo Securities